                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                            QUAKER STATE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                            QUAKER STATE CORPORATION
                        225 East John Carpenter Freeway
                              Irving, Texas 75062

             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS--MAY 15, 1998

TO OUR STOCKHOLDERS:

  The Annual Meeting of Stockholders of Quaker State Corporation ("Quaker State" or the "Company") will be held at the Corporate Headquarters, 225 East John Carpenter Freeway, 15th Floor, Irving, Texas 75062, on Friday, May 15, 1998 at 1:00 P.M., Central Daylight Time, for the following purposes:

     1. To elect thirteen Directors;

     2. To approve an award of restricted stock to certain non-employee directors in lieu of retirement benefits previously provided.

     3. To approve an amendment to the Company's 1994 Stock Incentive Plan (the "1994 Plan") to authorize the issuance under the 1994 Plan of 2,500,000 additional shares of the Company's capital stock;

     4. To ratify the appointment of Coopers & Lybrand L.L.P. as independent accountants to audit the financial statements of the Company and its subsidiaries for the year 1998; and

     5. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

  This notice is being sent to stockholders of record at the close of business on March 17, 1998, who will be entitled to vote at the Annual Meeting. The Company's Annual Report to Stockholders for 1997 is enclosed.

  A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours for ten days preceding the Annual Meeting at the Company's office at the address provided above.

  It is important for your shares to be represented at the Annual Meeting. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AT YOUR EARLIEST CONVENIENCE in the envelope provided.

                                        By Order of the Board of Directors,

                                                   Paul E. Konney,
                                           Senior Vice President, General
                                               Counsel and Secretary


Irving, Texas
March 27, 1998

                             YOUR VOTE IS IMPORTANT

       PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD AS SOON AS POSSIBLE.

                            QUAKER STATE CORPORATION

                                PROXY STATEMENT

                               TABLE OF CONTENTS


                                                                                            PAGE
                                                                                            ----
Voting Rights and Proxy Information . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
ITEM 1 -- ELECTION OF DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
  - Nominees for Election as Directors  . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Board of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
  - Board Committees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
  - Compensation of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
Security Ownership of Directors and Executive Officers  . . . . . . . . . . . . . . . . . .   6
Executive Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
  - Executive Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
  - Option Grants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
  - Option/SAR Exercises and Values . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
  - Long-Term Incentive Awards. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
  - Employment, Benefits, and Change-of-Control
       Arrangements at December 31, 1997  . . . . . . . . . . . . . . . . . . . . . . . . .   11
Certain Relationships and Related Transactions  . . . . . . . . . . . . . . . . . . . . . .   16
Organization and Compensation Committee Interlocks and Insider Participation  . . . . . . .   17
Organization and Compensation Committee Report on Executive Compensation  . . . . . . . . .   17
Stockholder Return Performance Graph  . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
ITEM 2 -- APPROVAL OF NON-EMPLOYEE DIRECTOR RESTRICTED STOCK AWARD  . . . . . . . . . . . .   21
ITEM 3 -- APPROVAL OF AN AMENDMENT TO THE 1994 PLAN . . . . . . . . . . . . . . . . . . . .   23
ITEM 4 - RATIFICATION OF APPOINTMENT OF COOPERS & LYBRAND AS AUDITORS . . . . . . . . . . .   30
Other Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
Expenses of Solicitation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
1999 Stockholder Proposals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
Appendix A  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
Appendix B  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36


----------
Items in boldface are to be voted on at the meeting.

                            QUAKER STATE CORPORATION

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 15, 1998

  This Proxy Statement is provided to stockholders on or about March 27, 1998 in connection with the solicitation by the Board of Directors of Quaker State, a Delaware corporation, of proxies in the accompanying form for use at the Annual Meeting of Stockholders to be held on May 15, 1998 and at any adjournment thereof (the "Annual Meeting"). If a proxy in the accompanying form is duly executed and returned, the shares represented will be voted at the Annual Meeting and, where a choice is specified, will be voted in accordance with the specification made. Any stockholder who gives a proxy has the power to revoke it by notice to the Secretary at any time before the proxy is exercised. A later dated proxy will revoke an earlier proxy, and stockholders who attend the Annual Meeting may, if they wish, vote in person even though they have submitted a proxy, in which event the proxy will be deemed to have been revoked.

  The Board unanimously recommends a vote FOR the election of the Board's nominees as directors of the Company, FOR approval of the Non-Employee Director Restricted Stock Award, FOR approval of an amendment to the 1994 Plan and FOR ratification of the appointment of independent accountants.

                      VOTING RIGHTS AND PROXY INFORMATION

  The Company has only one class of capital stock (the "Stock"), of which 36,302,879 shares were issued and outstanding as of the close of business on March 17, 1998. Stockholders of record as of the close of business on March 17, 1998 have the right to receive notice of and to vote at the Annual Meeting. Stockholders are entitled to one vote for each share held on all matters to be considered and acted upon at the Annual Meeting and do not have cumulative voting rights in the election of directors.

   The presence, either in person or by properly executed proxy, of the holders of a majority of the shares of Stock eligible to vote on March 17, 1998 is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present at any meeting of the stockholders, the stockholders present in person or by proxy have the power to adjourn any such meeting from time to time until a quorum is present. Notice of any adjourned meeting of the stockholders of the Company need not be given if the place, date and hour thereof are announced at the meeting at which the adjournment is taken, provided, however, that if the adjournment is for more than 30 days, or if after the adjournment a new record date for the adjourned meeting is fixed, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted on the original date of the meeting. Proxies solicited by this Proxy Statement may be used to vote in favor of any motion to adjourn the Annual Meeting.

   In determining whether a proposal has received a majority vote, abstentions will be included in the vote total, with the result that an abstention will have the same effect as a negative vote. With respect to the election of directors, shares that are withheld from voting will not be included in the vote totals because directors are elected by a plurality of votes where only affirmative votes are counted. Shares of Stock held by holders who are either present in person or represented by proxy who abstain or for whom the authority to vote is withheld on certain matters will, however, be treated as present for purposes of determining if a quorum is present on all matters. Brokers who hold shares in street name for customers ("beneficial owners") are required to vote shares in accordance with the instructions received from beneficial owners. In addition, brokers are entitled to vote on certain "discretionary" items even when they have not received instructions from the beneficial owner. Brokers are not permitted to vote (a "broker non-vote") on "non-discretionary" items absent instructions from the beneficial owner. Broker non-votes will be treated as votes withheld by the beneficial owner, and therefore, as shares not entitled to be voted on the items with respect to which broker non-votes apply.

  Under the terms and conditions of the Company's Automatic Dividend Reinvestment Plan, Mellon Securities Trust Company, the administrator, will vote the full shares of Stock that it holds for a participant's account at the Annual Meeting in accordance with (i) the proxy returned by the participant to the Company with respect to the shares which the participant holds of record,
(ii) the participant's vote in person at the Annual Meeting with respect to such shares or (iii) written instructions received directly by the administrator from the participant. The administrator will vote fractional shares credited to all of the accounts of the participant by aggregating all the fractional shares to be voted and voting them in the same proportions as the full shares credited to the participant's accounts are voted.

                                     ITEM 1

                             ELECTION OF DIRECTORS

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES

NOMINEES FOR ELECTION AS DIRECTORS

  The Bylaws provide for fourteen directors. However, on the Annual Meeting date, the size of the Board of Directors will be reduced to thirteen directors, and the Board of Directors has nominated thirteen persons who are named below for election as directors at the Annual Meeting. Unless authority to vote for one or more of the nominees is withheld, the proxies solicited hereby will be voted FOR the election of the thirteen nominees and cannot be voted for more than the number of nominees named herein. All the nominees are currently directors of Quaker State. Directors who served in 1997, but who are not nominees for election in 1998 include Delbert J. McQuaide, who retired from the Board of Directors on January 26, 1997, and Thomas A. Gardner, who will retire from the Board on May 15, 1998.

  Only affirmative votes are counted in the election of directors. The thirteen nominees who receive the greatest number of votes cast for the election of directors by the holders of the stock present in person or represented by proxy and entitled to vote at the Annual Meeting, a quorum being present, will be elected as directors.

  In the event that any of the nominees should for any reason not be available for election at the date of the Annual Meeting, the proxies received will be voted for the election of the other nominees and such substitute nominees as shall be designated by the Board of Directors; however, management knows of no reason why any nominee should be unavailable for election. Directors who are elected will serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified, or until their earlier death, resignation, retirement or removal.

                                  Director
Nominee                           Since            Age; Principal Occupation or Employment; Directorships
-------                           -----            ------------------------------------------------------
John D. Barr                      1995             Mr. Barr, 50, is President and Chief Operating Officer of Quaker
                                                   State.  Prior to joining the Company in 1995, he was Senior Vice
                                                   President of Ashland, Inc. and President of its subsidiary The
                                                   Valvoline Company ("Valvoline") since 1987.  Valvoline manufactures and sells motor oil and lubricants. Mr. Barr is a director of
                                                   HomeBase, Inc.

Herbert M. Baum                   1993             Mr. Baum, 61, has been Chairman and Chief Executive Officer of Quaker
                                                   State since 1993.  Prior to joining Quaker State, he was Executive
                                                   Vice President of Campbell Soup Company and President, Campbell
                                                   North/South America.  Mr. Baum is a director of Dial Corporation,
                                                   Meredith Corporation, Midas, Inc. and Whitman Corporation.

Leonard M. Carroll                1993             Mr. Carroll, 55, is Managing Director of Seneca Capital Management,
                                                   Inc., an investment management company.  Prior to founding Seneca
                                                   Capital in 1996, he was, since 1991, President and Chief Operating
                                                   Officer of Integra Financial Corporation, a bank holding company.  He is a director of Ampco-Pittsburgh Corporation.

Conrad A. Conrad                  1988             Mr. Conrad, 52, is Vice Chairman and Chief Financial Officer of
                                                   Quaker State.  He has been Chief Financial Officer of the Company since 1994, and he also served as Chief Administrative Officer from
                                                   1994 to 1995.  He was President and Chief Operating Officer of Quaker
                                                   State from 1990 to 1994.

J. Taylor Crandall                1997             Mr. Crandall, 44, is Chief Financial Officer and a Vice President of
                                                   Keystone Inc., an investment management company.  He joined Keystone in 1986.  He is a director of Bell & Howell Company, Signature
                                                   Resorts, Inc., Specialty Foods Corporation and Washington Mutual
                                                   Fund, Inc.

Laurel Cutler                     1993             Ms. Cutler, 71, is the former Vice Chairman of FCB Advertising, Inc., an advertising agency.  She held that position from 1982 to 1997.

C. Frederick Fetterolf            1993             Mr. Fetterolf, 69, retired in 1991 as President and Chief Operating
                                                   Officer of Aluminum Company of America.  He is a director of
                                                   Allegheny Teledyne Inc., Commonwealth Industries, Inc., Dentsply
                                                   International, Mellon Bank Corporation, Praxair, Inc. and Union
                                                   Carbide Corporation.

F. William Grube                  1994             Mr. Grube, 50, is President of Calumet Lubricants Co., a producer of specialty oils.  He has held this position since 1990.

Forrest R. Haselton               1995             Mr. Haselton, 59, retired in 1993 as President-Retail of the Sears
                                                   Merchandise Group, a division of Sears Roebuck and Company.

Kenneth Lee                       1998             Mr. Lee, 60, is the Chief Technology Officer of Quantum Corporation.
                                                   He has held this position since 1997.  From 1995 to 1997, he was also
                                                   President, Work Station Storage Group, of Quantum.  From 1993 to 1995
                                                   he was the Executive Vice President-Engineering and Chief Technology
                                                   Officer of Quantum and from 1990 to 1993, he was its Vice President-
                                                   Product Development.

L. David Myatt                    1994             Mr. Myatt, 52, is the Managing Member of LDM Investments, L.L.C., an
                                                   investment  management company that he formed in 1995.  He was Vice
                                                   Chairman of Quaker State from 1994 to 1997 and has been employed by
                                                   Quaker State from 1994 to date.  From 1994 to 1995, he was Chief
                                                   Executive Officer of Quaker State's Motor Oil Division.  Prior to
                                                   joining Quaker State in 1994, Mr. Myatt was President of two lubricant companies, Specialty Oil Company and Westland Oil Company, since 1977.  These  companies were acquired by Quaker State in 1994.

Raymond A. Ross, Jr.              1991             Mr. Ross, 62, retired at the end of 1995 as President and sole owner of Ross Management, a real estate investment and development firm that he formed in 1984.

Lorne R. Waxlax                   1995             Mr. Waxlax, 64, retired in 1993 as Executive Vice President of the
                                                   Gillette Company.  Mr. Waxlax is a director of BJ's Wholesale Club,
                                                   Inc., Clean Harbors, Inc., HomeBase, Inc., Hon Industries, Inc. and
                                                   The Iams Company.

   THE BOARD RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE NOMINEES FOR ELECTION AS A DIRECTOR. Unless otherwise directed in your proxy, your shares of Stock will be voted FOR the nominees.

                               BOARD OF DIRECTORS

   During 1997, there were seven (7) meetings of the Board of Directors. All incumbent directors attended at least 75% of the Board meetings and meetings of the Board Committees of which they were members.

BOARD COMMITTEES

  The committees of the Board of Directors are the Audit Committee, the Environmental and Ethics Committee, the Executive Committee and the Organization and Compensation Committee.

  Audit Committee. The members of the Audit Committee are Messrs. Carroll (Chairman), Crandall, Grube, Lee and Waxlax and Dr. Gardner. The Audit Committee held five (5) meetings in 1997. The Audit Committee reviews the annual financial statements of the Company and its subsidiaries with the independent accountants and Company management, and the scope of the internal and external audit programs and processes to assure that audit coverage and internal controls are satisfactory. The Audit Committee also verifies the independence of the Company's independent accountants and makes recommendations to the Board for the retention or selection of independent accountants.

   Environmental and Ethics Committee. The members of the Environmental and Ethics Committee are Ms. Cutler and Messrs. Ross (Chairman), Grube and Myatt. This committee met four (4) times during 1997. The committee oversees the implementation of the Company's policy of commitment to the protection of the environment and the health and safety of employees and others. The committee also reviews the Company's compliance with applicable laws and regulations, and the Company's Statement of Ethical Values and Code of Business Conduct.

   Executive Committee. The members of the Executive Committee are Messrs. Baum, Fetterolf (Chairman), Haselton, Myatt and Ross. Delbert J. McQuaide served as Chairman of the Executive Committee until he retired from the Board of Directors on January 26, 1997. The committee met seven (7) times during 1997. The Executive Committee is authorized to exercise all the powers of the Board of Directors in the management of the business and affairs of the Company, except as limited by Delaware law. The committee also acts as a nominating committee, develops criteria for the selection of candidates for election to the Board, evaluates the qualifications of candidates, recommends candidates for Board membership to the Board and reviews the performance of individual directors and the Board as a whole. The committee will consider for Board membership nominees recommended by stockholders. Nominations may be addressed to the Company Secretary at the address set forth on the first page of this Proxy Statement. In accordance with the Bylaws, no person may be nominated as a director by a stockholder at any Annual Meeting unless written notice of such proposed nomination, containing certain information required by the Bylaws, is delivered to the Secretary not less than 60 days nor more than 90 days before the anniversary of the prior year's Annual Meeting, subject to an exception set forth in the Bylaws.

  Organization and Compensation Committee. Ms. Cutler, Messrs. Haselton (Chairman), Fetterolf and Waxlax and Dr. Gardner serve on the Organization and Compensation Committee. Mr. McQuaide was a member of the Organization and Compensation Committee until he retired from the Board of Directors on January 26, 1997. The committee held four (4) meetings in 1997. The committee sets policy with respect to executive compensation and reviews and approves salaries, benefits and incentive compensation programs for the Company's executive officers and other senior executives. The committee also supervises the administration of the Company's employee benefit plans and administers the Company's Annual Incentive Bonus Plan, Long-term Incentive Plan, Supplemental Executive Retirement Plan and incentive stock plans. The committee grants stock options and awards under the 1994 Plan and reviews major organizational changes recommended by management.

COMPENSATION OF DIRECTORS

  Fees. Directors who are not Quaker State employees receive an annual fee of $24,000 and a meeting fee of $1,000 for each Board and Committee meeting they attend. Each Chairman of a Board Committee receives an additional $3,000 per year.

  1996 Directors' Fee Plan. In 1996 the Company established the 1996 Directors' Fee Plan (the "Directors' Plan"). Any director who is separately compensated for services on the Board or a Board Committee is eligible to participate in the Directors' Plan. Directors who are employees of Quaker State are not separately compensated for services as a director. Under the Directors' Plan, a Director can elect to receive current payment of directors' fees in cash or shares of Stock, or deferred payment in cash or shares of Stock. If a director elects payment of fees in Stock, the director receives Stock with a market value equal to 105% of the cash amount of the fees. The aggregate number of shares of Stock which may be issued or credited to directors' Deferred Stock Compensation Accounts under the Directors' Plan is limited to 50,000 shares per year, subject to proportionate adjustment in the event of stock splits and similar events.

  Payment of cash credited to a director's Deferred Cash Compensation Account or shares of Stock credited to a director's Deferred Stock Compensation Account for any year is required to be made either in a lump sum or in up to ten annual installments, as elected by the director prior to the commencement of the year of deferral, commencing on March 30 of the year following the year during which the director ceases to be a director for any reason. A director may designate a beneficiary or beneficiaries to receive payment of deferred amounts following his death. Advance payment of deferred amounts may be permitted by the Board only to the extent necessary to avoid severe financial hardship resulting from an unanticipated financial emergency beyond the control of the director or his or her beneficiary.

  Deferred Cash Compensation Accounts and Deferred Stock Compensation Accounts are maintained only on the books of the Company, and no cash, shares of Stock or other assets will be set aside until cash or shares of Stock actually become payable to a director or his or her beneficiary. No person has voting rights with respect to shares of Stock credited to a Deferred Stock Compensation Account and not yet payable to the director or his or her beneficiary.

  Retirement Benefit. Prior to March 27, 1997, Quaker State provided a retirement benefit for non-employee directors whose service on the Board began prior to April 1, 1996. On March 27, 1997, the Board approved, subject to preparation of an award formula and shareholder approval at the next Annual Meeting, an award of restricted stock to each qualifying non-employee director in lieu of this annual retirement benefit. See "Approval of Non-Employee Director Restricted Stock Award" elsewhere in this proxy statement. Any non-employee director who joined the board prior to April 1, 1996 and served on the Board of Directors for ten years or longer, or who began serving as a director at age 60 or older and served for at least five years, was entitled to an annual retirement benefit payable until his or her death. The annual retirement benefit was $21,000 per year. Any such non-employee director who was under age 60 when he or she began serving as a director and who served for at least five but fewer than ten years when Board service terminated was entitled to a pro-rata share of the retirement benefit based upon the relationship of years served to ten. In the event of termination of service as a director after a change of control (as defined), a non-employee director was entitled to a full retirement benefit if at the time of termination of service the director had served at least five years.

  Life Insurance. Under a group term life insurance plan, all non-employee directors are provided a life insurance benefit of $25,000. The benefit is reduced by 50% when a director ceases to serve on the Board if the director has served for at least five consecutive years, and the benefit terminates when a director ceases to serve if the director has not served for at least five consecutive years.

  Stock Options. All non-employee directors participate in the 1994 Non-Employee Directors' Stock Option Plan (the "Option Plan"). The Option Plan automatically provides yearly grants of options to purchase 1,000 shares of the Stock at an option price equal to 100% of the fair market value of the Stock on the date of grant. The stock options are not exercisable during the first six months after grant except in the case of death or certain change-of-control events (as defined in the Option Plan). The stock options expire ten years from the date of grant or earlier in the event of termination of service as a director as provided in the Option Plan. After each Annual Meeting since 1994, each non- employee director was granted an option to purchase 1,000 shares of Stock.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth information concerning the number of shares of Stock beneficially owned, directly or indirectly, by all executive officers and by the directors of the Company, and by the directors and all executive officers as a group. The table also sets forth information concerning the number of shares beneficially owned (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) (the "1934 Act") by each person who owns more than five percent (5%) of the Company's Stock. Except as described in the notes below, all information in the table and the accompanying footnotes is stated as of March 17, 1998.

                                                                    Percent of
Beneficial Owner                     Number (1)                       Class
----------------                     ----------                     ----------
John D. Barr                         310,842(2)(3)(4)                     *
Herbert M. Baum                      801,274(2)(3)(4)                 2.208
Charles F. Bechtel                    56,241(2)(4)(5)                     *
Leonard M. Carroll                     8,937(2)                           *
Conrad A. Conrad                     120,067(2)(4)(5)                     *
J. Taylor Crandall                     1,000(2)(6)                        *
Laurel Cutler                          5,000(2)                           *
C. Frederick Fetterolf                 7,000(2)(6)                        *
F. William Grube                      23,000(2)(5)                        *
Forrest R. Haselton                    7,923(2)                           *
Paul E. Konney                        47,573(2)(4)                        *
Kenneth Lee                                0                              *
L. David Myatt                     1,544,453(2)(4)                    4.254
Raymond A. Ross, Jr.                   8,100(2)                           *
Lorne R. Waxlax                       26,087(2)                           *
                                   ---------                          -----
All directors and executive
  officers as a group (16 persons) 2,967,497(2)(3)(4)(5)              8.174
The Prudential Insurance Company
  Of America(7)                    2,023,320(7)                       5.573

         * Less than one percent (1%) of the outstanding Stock is beneficially owned. In determining the percentage of the outstanding Stock owned by each person and by all directors and executive officers as a group, the shares in the table include shares that may be acquired upon the exercise of stock options within 60 days after March 17, 1998; such shares are deemed to be outstanding for purposes of the relevant percentage calculation.

         (1) The directors and executive officers have sole voting power and sole investment power with respect to all shares set forth in the table except as indicated in the footnotes which follow.


         (2) Includes shares which may be acquired by the following persons upon the exercise of stock options which are presently exercisable or become exercisable within 60 days after March 17, 1998: Mr. Barr, 272,000 shares; Mr. Baum, 524,500 shares;
                 Mr. Bechtel, 45,000 shares; Mr. Carroll, 4,000 shares; Mr. Conrad, 88,000 shares; Mr. Crandall, 1,000 shares; Ms. Cutler, 4,000 shares; Mr. Fetterolf, 4,000 shares; Mr. Grube, 3,000 shares; Mr. Haselton, 3,000 shares; Mr. Konney, 45,500 shares; Mr. Myatt, 150,000 shares; Mr. Ross, 4,000 shares; Mr. Waxlax, 3,000 shares; and all directors and executive officers as a group, 1,151,500 shares.

         (3) Includes restricted shares as to which the following persons have sole voting power but do not have investment power: Mr. Barr, 21,000 shares; Mr. Baum, 128,000 shares; and all directors and executive officers as a group, 149,000 shares.

         (4) Includes, as of March 17, 1998, full shares represented by units credited to the accounts of the following persons under the Quaker State Thrift and Stock Purchase Plan: Mr. Barr, 3,842 shares; Mr. Baum, 2,496 shares; Mr. Bechtel, 3,155 shares; Mr. Conrad, 16,733 shares; Mr. Konney, 2,073 shares; Mr. Myatt, 11,378 shares; and all directors and executive officers as a group, 39,677 shares. The plan's trustee votes these shares in accordance with directions received from the plan's participants. Shares for which directions are not provided by the plan's participants are voted in the same proportions as shares for which votes have been received from other participants.

         (5) Includes shares held jointly by the following persons with their spouses: Mr. Bechtel, 7,872 shares; Mr. Conrad, 15,334 shares; Mr. Grube, 20,000 shares; and all directors and executive officers as a group, 43,206 shares.

         (6) Does not include shares of deferred Stock held for the following persons under the Directors' Plan, as of March 17, 1998: Mr. Fetterolf, 3,933 shares and Mr. Crandall, 2,218 shares.

         (7) The Prudential Insurance Company of America ("Prudential") has offices at 751 Broad Street, Newark, New Jersey 07102-3777. According to the Schedule 13G dated February 10, 1998 received by the Company, Prudential holds as of December 31, 1997 sole voting and dispositive power over 5,600 shares, and shared voting and dispositive power over 2,017,720 shares.
                 Prudential has indirect voting and investment discretion over 2,017,720 shares that are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. All 2,023,320 shares were acquired in the ordinary course of business and not with the purpose or effect of changing or influencing control of Quaker State.

                               EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

   The following table sets forth information concerning the compensation awarded to, earned by or paid for services rendered in all capacities to Quaker State and its subsidiaries for the last three calendar years to the following persons: (i) Mr. Baum and (ii) the Company's four most highly compensated executive officers (other than Mr. Baum) who were serving as executive officers on December 31, 1997:


-------------------------------------------------------------------------------------------------------------------------
                                          SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------------------------------------------------
                                                   ANNUAL COMPENSATION             LONG-TERM COMPENSATION
                                                                                           AWARDS
                                          ------------------------------------    -------------------------
              (a)                  (b)       (c)          (d)           (e)           (f)           (g)          (i)
                                                                       OTHER
                                                                       ANNUAL                    UNDERLYING
                                                                       COMPEN-      RESTRICTED     OPTIONS/    ALL OTHER
       NAME AND PRINCIPAL                                              SATION        STOCK          SARS       COMPEN-
           POSITIONS                YEAR    SALARY ($)      BONUS ($)    ($)        AWARDS ($)       (#)       SATION ($)
                                               (1)            (2)        (3)                                     (6)
-------------------------------------------------------------------------------------------------------------------------
 HERBERT M. BAUM                     1997     700,008       243,600      -0-                -0-       332,000       4,750
 Chairman of the Board               1996     641,671       204,751      -0-         343,750(4)           -0-       4,620
 and Chief Executive Officer         1995     550,008        48,811      -0-                -0-           -0-      51,716
-------------------------------------------------------------------------------------------------------------------------
 JOHN D. BARR                        1997     460,008       133,402      -0-                -0-       159,000      61,852
 President and Chief                 1996     395,840       120,492      -0-                -0-           -0-      81,762
 Operating Officer                   1995     208,806       250,000      -0-         555,625(5)       167,500     243,647
-------------------------------------------------------------------------------------------------------------------------
 CONRAD A. CONRAD                    1997     238,500        69,165      -0-                -0-        50,000      11,895
 Vice Chairman and Chief             1996     225,000        78,788      -0-                -0-           -0-      15,382
 Financial Officer                   1995     225,000        17,971      -0-                -0-        12,000      26,207
-------------------------------------------------------------------------------------------------------------------------
 CHARLES F. BECHTEL                  1997     225,000        53,663      -0-                -0-        27,000      14,477
 Vice President, Quaker State        1996     205,863        56,700      -0-                -0-           -0-      17,203
 and President, Quaker State         1995     190,008        13,823     -0-                 -0-         7,500      67,793
 Lubricants
-------------------------------------------------------------------------------------------------------------------------
 PAUL E. KONNEY                      1997     225,000        58,725      -0-                -0-        27,000      17,086
 Senior Vice President, General      1996     200,004        71,701      -0-                -0-           -0-      37,106
 Counsel  and Secretary              1995     175,008        12,425      -0-                -0-        12,000      52,071
-------------------------------------------------------------------------------------------------------------------------

----------

(1) This column represents base salary and includes any tax-deferred Section 401(k) contributions under the Company's Thrift and Stock Purchase Plan. Mr. Barr's salary for 1995 is for the period from July 1, 1995, the date he was employed by the Company, through the end of the year. This column does not include performance units awarded as part of the 1997 Long-Term Incentive Program awards. See "Long-Term Incentive Awards," below.

(2) The bonuses earned for 1997 were awarded under the Annual Incentive Bonus Plan. The bonuses earned for 1996 were generally awarded under the Annual Incentive Bonus Plan, except that Messrs. Conrad and Konney each also received a discretionary Chairman's Award of $15,000. The bonuses earned for 1995, except the bonus paid to Mr. Barr, were awarded under the Annual Incentive Bonus Plan. For 1995, Mr. Barr received an incentive payment in the amount of $150,000 in lieu of a bonus under the Annual Incentive Bonus Plan and $100,000 to offset the loss of incentives from his prior employer, as part of the terms of his employment.

(3) The dollar value of perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the total of salary and bonus for any of the persons named for any of the years covered in the table.

(4) Mr. Baum received a performance-based award of 25,000 shares of restricted stock under the 1994 Plan during 1996. The shares are valued at the closing price ($13.75) of the Stock on the date of award, January 30, 1996. The transferability and forfeiture restrictions on the shares lapse when the price of the Stock is $18.00 or more per share for ten consecutive trading days. The shares are forfeited if the restrictions have not lapsed on or before January 30, 2001. Dividends have been and will be paid on the restricted shares to the same extent paid on other shares of Stock. These dividends are held in an escrow account and will be forfeited if the restrictions on the shares have not lapsed on or before January 30, 2001. The shares awarded are valued in the table at the closing market price of the Stock on the effective date of the award. Mr. Baum received non-performance-based awards of 60,000 and 55,000 shares of restricted stock during 1994 and 1993, respectively, pursuant to his Employment Agreement. As of December 31, 1997, the transferability and forfeiture restrictions with respect to 112,000 shares had lapsed. As to the remaining 3,000 shares granted in 1993, the restrictions lapse on August 13, 1998. Mr. Baum received a performance-based award of 100,000 shares of restricted stock under the 1994 Plan pursuant to his 1994 employment agreement. The transferability and forfeiture restrictions on 33,333 shares will lapse if prior to August 1, 1999 the average closing price of the Stock for any ten consecutive trading days (the "Threshold Price") equals or exceeds $20 per share. The transferability and forfeiture restrictions applicable to another 33,333 shares will lapse if prior to August 1, 2000 the Threshold Price equals or exceeds $25 per share. The transferability and forfeiture restrictions applicable to the remaining 33,334 shares will lapse if prior to August 1, 2002 the Threshold Price equals or exceeds $30 per share. As of December 31, 1997, none of the transferability and forfeiture restrictions had lapsed. The shares will be forfeited if the average closing price is not reached on or before the date specified for the restrictions to lapse. The restrictions on these awards also lapse (i) upon the death of Mr. Baum, (ii) in the event he is discharged without cause, (iii) in the event he resigns after being notified that the term of his employment will not be extended or under certain other circumstances or (iv) upon the occurrence of a change-of-control event (as defined in Mr. Baum's Employment Agreement). All rights to the shares also will terminate and be forfeited if Mr. Baum is discharged for cause, resigns from employment without good reason or violates a non- competition provision. Dividends have been and will be paid on the restricted stock during the restriction periods to the same extent paid on other shares of Stock. Dividends on restricted stock are held in escrow and will be paid to Mr. Baum when the respective restriction periods lapse. If the restricted shares are forfeited, the dividends held in escrow also will be forfeited. As of December 31, 1997, the 128,000 shares on which the restrictions have not lapsed had an aggregate value of $1,808,000. Mr. Baum has sole voting power with respect to the restricted stock.

(5) Mr. Barr received a non-performance-based award of 35,000 shares of restricted stock during 1995 under the 1994 Plan. The shares are valued in the table at the closing market price ($15.875) of the Stock on July 26, 1995, the effective date of the award. The transferability and forfeiture restrictions lapse with respect to 7,000 shares on July 26 in each of the years 1996 through 2000. The restrictions also lapse (i) upon the death of Mr. Barr, (ii) in the event he is discharged without cause or (iii) upon the occurrence of a change-of-control event (as defined in the 1994 Plan). All rights to the shares will terminate and be forfeited if Mr. Barr is discharged for cause, resigns from employment without the Company's consent or violates a non-competition provision. As of December 31, 1997, the transferability and forfeiture restrictions with respect to 14,000 shares had lapsed and there were 21,000 restricted shares remaining that had a value of $296,625. Dividends have been and will be paid on the restricted stock during the restriction period. Mr. Barr has sole voting power with respect to the restricted shares.

(6) For 1997, this column includes: (i) $47,259, $7,145, $5,496 and $7,858 paid to Messrs. Barr, Conrad, Bechtel and Konney, respectively, in connection with their relocation to Texas; (ii) the following employer contributions, allocations or credits for the accounts of the persons named in the table under the Thrift and Stock Purchase Plan: Mr. Baum, $4,750; Mr. Barr, $6,475; Mr. Conrad, $4,750; Mr. Bechtel, $4,750; and Mr. Konney, $4,750;
    and (iii) the following premiums paid by the Company under split dollar life insurance agreements: Mr. Barr, $8,118; Mr. Bechtel, $4,231; and Mr. Konney, $4,478.

OPTION GRANTS

  The following table sets forth as to the persons named in the Summary Compensation Table additional information with respect to the stock options granted during 1997, including the potential realizable value of the stock options assuming they are exercised at the end of the option term and assuming 5% and 10% annual rates of stock price appreciation (compounded annually) during the option term.

----------------------------------------------------------------------------------------------------------------------
                                                OPTION GRANTS IN 1997
----------------------------------------------------------------------------------------------------------------------
                                                     INDIVIDUAL GRANTS
                                    --------------------------------------------------         POTENTIAL REALIZABLE
                                    NUMBER OF                                                    VALUE AT ASSUMED
                                    SECURITIES   % OF TOTAL                                    ANNUAL RATES OF STOCK
                                    UNDERLYING     OPTIONS                                    PRICE APPRECIATION FOR
                                     OPTIONS     GRANTED TO   EXERCISE OR                       OPTION TERM ($) (3)
                                     GRANTED      EMPLOYEES    BASE PRICE   EXPIRATION      -----------   ------------
NAME                                   (#)         IN 1997       ($/SH)         DATE           5%            10%
----------------------------------------------------------------------------------------------------------------------
 Herbert M. Baum                     232,000 (1)                  14.25       1/28/07      5,385,126.87   8,574,911.05
                                     100,000 (2)     24.16        14.00        1/2/07      2,280,453.00   3,631,238.80
----------------------------------------------------------------------------------------------------------------------
 John D. Barr                        109,000 (1)                  14.25       1/28/07      2,530,081.16   4,028,729.76
                                      50,000 (2)     11.57        14.00        1/2/07      1,140,226.50   1,815,619.40
----------------------------------------------------------------------------------------------------------------------
 Conrad A. Conrad                     50,000 (1)      3.64        14.25       1/28/07      1,160,587.69   1,848,041.18
----------------------------------------------------------------------------------------------------------------------
 Charles F. Bechtel                   27,000 (1)      1.96        14.25       1/28/07        626,717.35     997,942.23
----------------------------------------------------------------------------------------------------------------------
 Paul E. Konney                       27,000 (1)      1.96        14.25       1/28/07        626,717.35     997,942.23
----------------------------------------------------------------------------------------------------------------------

--------
(1) Stock options granted under the 1994 Plan, as part of the 1997 Long-Term Incentive Program, are non-statutory stock options, expire ten years from the date of grant and became or will become exercisable as to 50% of the shares awarded on December 31, 1997 and as to the remaining 50% of the shares awarded on December 31, 1998. These stock options were granted at 100% of the fair market value of the Stock on the date of grant.

(2) Stock options were granted under the 1994 Plan, are non-statutory stock options, expire ten years from the date of grant and became exercisable on the date of grant. These stock options were granted at 100% of the fair market value of the Stock on the date of grant.

(3) The assumed 5% and 10% annual rates of stock price appreciation do not reflect recent annual rates of appreciation of the Stock and are not intended to forecast possible future stock price appreciation.

OPTION/SAR EXERCISES AND VALUES

  The following table sets forth as to the persons named in the Summary Compensation Table the number of shares of Stock acquired upon the exercise of stock options during 1997, the value realized from such exercises, the number of shares covered by unexercised stock options held at December 31, 1997 and the value of unexercised in-the-money stock options at December 31, 1997:

-------------------------------------------------------------------------------------------------------------------
                                 AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL
                                   YEAR AND 1997 YEAR-END OPTION/SAR VALUES
-------------------------------------------------------------------------------------------------------------------
                                                          NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED               IN-THE-MONEY
                            SHARES                            OPTIONS/SARS                    OPTIONS/SARS
                           ACQUIRED        VALUE         AT 1997 YEAR END (#) (1)        AT 1997 YEAR END ($) (2)
                          ON EXERCISE     REALIZED     ----------------------------    ----------------------------
          NAME               (#)            ($)        EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
-------------------------------------------------------------------------------------------------------------------
  Herbert M. Baum             -0-           -0-           424,500        177,500         283,340            34,798
-------------------------------------------------------------------------------------------------------------------
  John D. Barr                -0-           -0-           272,000         54,500          10,940                 0
-------------------------------------------------------------------------------------------------------------------
  Conrad A. Conrad            -0-           -0-            88,000         25,000          94,940                 0
-------------------------------------------------------------------------------------------------------------------
  Charles F. Bechtel          -0-           -0-            45,000         13,500          14,626                 0
-------------------------------------------------------------------------------------------------------------------
  Paul E. Konney              -0-           -0-            45,500         13,500          14,626                 0
-------------------------------------------------------------------------------------------------------------------

----------
(1) Alternative stock appreciation rights were granted in conjunction with all stock options granted prior to 1992. Alternative stock appreciation rights, all of which are presently exercisable, have been granted to Mr. Conrad in conjunction with stock options for 38,500 shares.

(2) The value is the aggregate amount by which the fair market value of the shares covered by in-the-money stock options at December 31, 1997 ($14.2188 per share) exceeded the exercise price of such stock options.

LONG-TERM INCENTIVE AWARDS

  The following table sets forth as to the persons named in the Summary Compensation Table information with respect to the long-term incentive awards made during 1997:

-----------------------------------------------------------------------------------------------------------------------
                                        LONG-TERM INCENTIVE PLAN AWARDS IN 1997
-----------------------------------------------------------------------------------------------------------------------
                                                                                        ESTIMATED FUTURE
                                                 PERFORMANCE OR OTHER                  PAYOUTS UNDER NON-
                               NUMBER OF             PERIOD UNTIL                    STOCK-PRICE-BASED PLANS
                            SHARES, UNITS OR        MATURATION OR         --------------------------------------------
           NAME             OTHER RIGHTS (#)           PAYMENT            THRESHOLD ($)     TARGET ($)     MAXIMUM ($)
-----------------------------------------------------------------------------------------------------------------------
  Herbert M. Baum               805,921           12/31/98 and/or 99        402,960.50       805,921       1,208,881.50
-----------------------------------------------------------------------------------------------------------------------
  John D. Barr                  378,947           12/31/98 and/or 99        189,473.50       378,947         568,420.50
-----------------------------------------------------------------------------------------------------------------------
  Conrad A. Conrad              174,342           12/31/98 and/or 99         87,171.00       174,342         261,513.00
-----------------------------------------------------------------------------------------------------------------------
  Charles F. Bechtel             94,737           12/31/98 and/or 99         47,368.50        94,737         142,105.50
-----------------------------------------------------------------------------------------------------------------------
  Paul E. Konney                 94,737           12/31/98 and/or 99         47,368.50        94,737         142,105.50
-----------------------------------------------------------------------------------------------------------------------


   Performance units were awarded to each of the persons listed in the Summary Compensation Table on January 28, 1997. Performance units represent 40% of the 1997 Long-Term Incentive Program awards, and the options described in the option grant table on page 10 constitute the other 60% of the program awards. Performance units are based on improvement in the Company's total shareholder return ("TSR") over a three-year period compared to the average TSR of the "Old Peer Group," as defined in the Stockholder Return Performance Graph. Each year a new three-year performance cycle begins. The first cycle began on January 1, 1997 and ends on December 31, 1999. The award payout ranges from 0% to 150% of the unit value based on achievement of specified levels of improvement of the Company's TSR compared to the Old Peer Group's average TSR. The target for improvement of the Company's TSR compared to the Old Peer Group's average TSR is a range of 0% to 1%. If the target for improvement is achieved, the payout equals 100% of the performance units awarded. If the target for improvement is achieved at December 31, 1999, each performance unit will be worth $1.00. To receive the minimum payment under the performance unit award, the threshold for improvement of the Company's TSR compared to the Old Peer Group's average TSR is a range of -2% to 0%. If the threshold is achieved at December 31, 1999, each performance unit will be worth $.50. To receive the maximum payment under the performance unit award, the improvement of the Company's TSR compared to the Old Peer Group's average TSR must be greater than 5%. If the maximum is achieved at December 31, 1999, each performance unit will be worth $1.50. In addition, 50% of the value of the performance units may be earned if the target for improvement is achieved at December 31, 1998, and any amount paid for performance through December 31, 1998 will be offset against any amount to be paid out at December 31, 1999.

EMPLOYMENT, BENEFITS, AND CHANGE-OF-CONTROL ARRANGEMENTS AT DECEMBER 31, 1997

  Baum Employment Agreement. Mr. Baum is employed under an Employment Agreement, which was amended and restated during 1994 and further amended in 1996. The Employment Agreement also was amended in 1997 to (a) reflect Mr. Baum's new salary, (b) provide for a 60% bonus opportunity for services performed during 1997 and 1998, (c) add the 1996 restricted stock award, (d) extend the expiration date by one year for each restricted stock award with restrictions based on the price of the Stock, (e) provide for two additional stock option grants of 100,000 shares each on January 2, 1997 and January 2, 1998 and (f) provide certain terms and benefits in the event of a change of control of Quaker State to be consistent with the Employment Continuation Agreements, described hereafter. Effective January 1, 1998, Mr. Baum's Employment Agreement was amended to (a) extend the agreement's term from July 31, 1998 to December 31, 1998, (b) change the three one-year renewal period dates from August 1, 1998, August 1, 1999 and August 1, 2000 to January 1, 1999, January 1, 2000 and January 1, 2001, (c) increase his annual Severance/Retirement Amount from $200,000 to $300,000, (d) provide for the gross-up of payments to cover taxes on excess parachute payments associated with the benefits paid under the agreement in the event of a change of control, consistent with changes made to the Employment Continuation Agreements described hereafter, and (e) change the governing law under the agreement from the law of the Commonwealth of Pennsylvania to the law of the State of Delaware. The

Employment Agreement provides for Mr. Baum's employment as Chief Executive Officer for calendar year 1998 at a base salary of $750,000. The term of the agreement is extended automatically for one additional year as of January 1, 1999 and on each anniversary date thereafter through January 1, 2001 unless, no later than 90 days prior to any renewal date, either the Board of Directors or Mr. Baum gives written notice to the other that the agreement is not to be extended.

  The Employment Agreement provides that Mr. Baum is entitled to participate in the same cash bonus and incentive plans and arrangements that are applicable to other executive officers of Quaker State unless the Organization and Compensation Committee approves a different arrangement no less favorable to Mr. Baum. The agreement also provides that Mr. Baum is entitled to participate in the Company's various retirement, welfare, fringe benefit and executive perquisite plans, programs and arrangements to the extent he is eligible for participation and to receive certain other personal benefits.

  The Employment Agreement provides that Mr. Baum's employment will terminate in the event of (i) death or disability, (ii) discharge for cause, (iii) discharge without cause or (iv) resignation. In the event the agreement terminates by reason of death or discharge for cause, Mr. Baum will only be entitled to receive accrued compensation and benefits. In the event the agreement terminates by reason of disability, discharge without cause or resignation, Mr. Baum, in addition to accrued compensation and benefits, will be entitled to receive until his death a monthly severance/retirement payment, calculated as of the date of termination, which is the monthly equivalent of a $300,000 annual benefit reduced by the actuarial equivalent of (i) Mr. Baum's projected primary social security amount and (ii) the benefits payable to Mr. Baum under all tax qualified retirement plans maintained by the Company. The severance/retirement payments will be suspended during any period in which Mr. Baum is an employee or independent contractor of another company with a rate of compensation equal to or in excess of $16,667 per month and, in the event of Mr. Baum's disability, the payment will be reduced dollar for dollar by the amount of disability benefits, if any, paid to Mr. Baum in accordance with any disability policy or program of Quaker State.

  In the event Mr. Baum is discharged without cause or resigns with good reason at any time within two years following the date that a change of control as defined in the Employment Agreement occurs, the agreement provides that in addition to the other amounts payable under the agreement, Mr. Baum will be entitled to receive for a period of three years from the date of termination his base salary and an annual bonus equal to his target bonus for the calendar year in which the date of termination occurs.

  The Employment Agreement contains a non-competition and non-solicitation agreement by Mr. Baum, which covers the period of his employment under the agreement and the three years after any termination of employment.

  Barr Employment Arrangement. In July 1995, Mr. Barr was employed as President and Chief Operating Officer of Quaker State at a base salary of $375,000 per year, to be reviewed annually, with a 1995 bonus of $150,000 and participation in the Company's Annual Incentive Bonus Plan at a target bonus of 45% of base salary commencing in 1996. Quaker State agreed that in the event Mr. Barr's employment was terminated without cause or as a result of mutual agreement between the Company and Mr. Barr, Mr. Barr would be paid a severance benefit equal to his base salary for two years, conditioned upon his agreement to protect the confidentiality of corporate information and not to be employed by any organization in competition with Quaker State for two years. At any time after December 1, 1998, Mr. Barr has the right to terminate his employment unilaterally and receive the severance benefit subject to the same confidentiality and non-competition requirements. Mr. Barr also is entitled to certain supplemental retirement benefits (see "Supplemental Retirement Benefits" below).

  Employment Continuation Agreements. During 1995, Quaker State entered into Employment Continuation Agreements with a number of key executives, including Messrs. Barr, Conrad, Bechtel and Konney but not including Mr. Baum. The agreements provide for the continued employment of the executives for a period of two years following a change of control as defined in the agreements. Under the agreements, during this two-year period, the executive's position, authority and responsibilities shall be at least commensurate with those held, exercised and assigned immediately prior to the change of control, and the executive shall receive a base salary at a monthly rate at least equal to the monthly salary paid to the executive immediately prior to the change of control. The executive also shall be afforded the opportunity to receive an annual bonus on terms no less favorable to the executive than the annual bonus opportunity that had been available to the executive for the calendar year ended immediately prior to the change of control. During the employment period, the executive also shall be entitled to participate in all long-term incentive compensation programs and employee benefit plans at essentially the same levels as prior to the change of control.

  The Employment Continuation Agreements provide that if the executive's employment terminates during the employment period by reason of death or disability, the executive or his beneficiary or estate shall be entitled to accrued compensation and benefits as well as any additional benefits payable due to death or disability under Quaker State's plans, policies or programs. The executive also is entitled to accrued compensation and benefits if the executive's employment is terminated during the employment period for cause or the executive voluntarily terminates his employment during such period other than for good reason (as defined in the Employment Continuation Agreement). However, if during the employment period the Company terminates the executive's employment other than for cause, or if, following a change of control, the executive terminates his employment for good reason, the agreements provide that the Company will pay the executive, in addition to accrued compensation and benefits, cash amounts equal to (i) three times the sum of (a) the executive's annual base salary and (b) the average of the bonuses payable to the executive for the three calendar years ending immediately prior to the change of control and (ii) the present value of the additional retirement benefits that would have been payable to the executive under Quaker State's Pension Plan or any supplemental retirement arrangements had the executive remained in employment until the expiration of the employment period.

  In the event any amount paid to an executive under an Employment Continuation Agreement would be an "excess parachute payment" as defined in the Internal Revenue Code (the "Code"), the amount payable under the agreement may be subject to a special excise tax. During 1997, the Employment Continuation Agreements were amended and restated to provide for the gross-up of any amount subject to taxes on excess parachute payments so that the benefits of the agreement to the named Executive Officers will not be reduced. In addition, Mr. Conrad's agreement was further amended in 1998 to provide that his incremental retirement benefit following a change of control would be determined as of the later of his having attained age 55 or the expiration of the employment period, instead of the expiration of the employment period as provided in the other Employment Continuation Agreements.

  Rabbi Trust. In July 1996 the Company established a "Rabbi Trust", which is intended to be a grantor trust under Section 671 of the Code. The Rabbi Trust may be funded by the Company at any time but is required to be funded upon a "Threatened Change in Control" or upon a "Change in Control" (as such terms are defined in the related Trust Agreement) in an amount sufficient to provide for the payment of non-employee directors' retirement benefits; all benefits provided under the 1996 Directors' Fee Plan, the Employment Continuation Agreements and Mr. Baum's employment agreement, as amended; and severance benefits under Mr. Barr's letter agreement and the Supplemental Executive Retirement Plan Agreements (see "Supplemental Retirement Benefits" elsewhere in this Proxy Statement). The Rabbi Trust also will provide funds for the cost of litigation on behalf of the participants in such plans or agreements to the extent necessary to ensure their rights thereunder. The Rabbi Trust is a trust of which the Company, for tax purposes, is the beneficiary and the trust assets, as assets of the Company, will be subject to the claims of the Company's creditors in the event of the Company's bankruptcy or insolvency.

  Other Severance Benefits. Since 1988, Quaker State has had a severance plan (the "Severance Plan") under which eligible employees are entitled to a severance allowance in the event of termination of employment following a change of control (as defined in the Severance Plan). All non-union, full-time salaried employees and all non-union, full-time hourly employees of Quaker State and its domestic subsidiaries are entitled to participate. Under the Severance Plan, an eligible employee whose employment is terminated by employer action other than for cause following a change of control or who resigns under certain circumstances following a change of control is entitled to a severance allowance equal to two weeks' earnings for each full year the employee has been employed plus earned but unused vacation pay, to a maximum of two years of earnings. For purposes of determining the severance allowance, an employee's earnings include his or her regular rate of salary for the calendar year in which the change of control occurs plus bonuses earned for the preceding calendar year, reduced to a weekly average; provided, however, that if such earnings for the calendar year in which the termination occurs are higher, the higher earnings are used. Participation in any pension or medical plan in which the employee participated at the time of termination of employment continues during the severance allowance payment period. The Severance Plan may not be amended or terminated for three years following a change of control. All of the executives named in the Summary Compensation Table are entitled to participate in the Severance Plan, and the benefits provided under the Severance Plan would be in addition to their severance and similar benefits described elsewhere in this Proxy Statement.

  Quaker State also has a Severance Pay Plan for Salaried and Hourly Non-Union Employees which covers substantially all its salaried employees and which provides for severance benefits in the event the Company reduces the work force, eliminates the covered employee's position or closes or sells the facility at which the covered employee is employed and the covered employee is not offered employment by the purchaser of the facility. The payments under this plan are equal to one week of base salary multiplied by years of service. None of the persons named in the Summary Compensation Table above could receive severance payments in excess of $100,000 under this plan, and payments under this plan are not made if payments are made under the Severance Plan.

  Pension Benefits. The Quaker State Pension Plan (the "Pension Plan") covers substantially all the Company's salaried employees whose employment commenced prior to March 1, 1998. The Pension Plan is a non-contributory, defined benefit plan providing for pensions based upon years of service and average annual base salary for the thirty-six consecutive months of highest earnings in the last ten years of service. Pension benefits become vested after five years of service.

  There are separate benefit formulas for employees with five or more years of service as of March 1, 1993 ("Class I Participants") and for employees who did not have five years of service as of March 1, 1993 ("Class II Participants"). Pension Plan Tables I and II below present the estimated annual retirement benefits under the Pension Plan under both formulas for the average annual base salary and years of service indicated, on the assumptions that full retirement benefits will be payable and that the benefits will be paid in the form of a single life annuity.

  Pension Plan Table I provides information for Class I Participants who receive credit for up to 30 years of service. The pension for these participants is reduced by up to 66% of the employee's primary social security benefit, but the retirement benefits shown do not reflect the deduction. Mr. Conrad is a Class I Participant.

---------------------------------------------------------------------------------------------------------
                                          PENSION PLAN TABLE I
---------------------------------------------------------------------------------------------------------
        AVERAGE               ESTIMATED ANNUAL RETIREMENT BENEFITS FOR YEARS OF SERVICE INDICATED ($)
        ANNUAL              -----------------------------------------------------------------------------
    BASE SALARY ($)         10 YR.            15 YR.           20 YR.            25 YR.           30 YR.
---------------------------------------------------------------------------------------------------------
        100,000             27,500            41,250            55,000            60,000           65,000
---------------------------------------------------------------------------------------------------------
        150,000             41,250            61,875            82,500            90,000           97,500
---------------------------------------------------------------------------------------------------------
        200,000             55,000            82,500           110,000           120,000          130,000
---------------------------------------------------------------------------------------------------------
        250,000             68,750           103,125           137,500           150,000          162,500
---------------------------------------------------------------------------------------------------------
        300,000             82,500           123,750           165,000           180,000          195,000
---------------------------------------------------------------------------------------------------------


  Pension Plan Table II provides information for Class II Participants who receive credit for up to 35 years of service. The retirement benefit for these participants is equal to a percentage of average annual base salary plus an additional percentage of the amount by which average annual base salary exceeds average annual social-security-covered compensation for the year of the employee's termination of employment or retirement, whichever is earlier, and the preceding 34 years. The retirement benefits shown in Table II are rounded to the nearest hundred, and are based on average annual social-security-covered compensation for the 35-year period through and including 1997. Messrs. Baum, Barr, Bechtel, and Konney are Class II Participants.

---------------------------------------------------------------------------------------------------------
                                            PENSION PLAN TABLE II
---------------------------------------------------------------------------------------------------------
      AVERAGE               ESTIMATED ANNUAL RETIREMENT BENEFITS FOR YEARS OF SERVICE INDICATED ($)
      ANNUAL           ----------------------------------------------------------------------------------
  BASE SALARY ($)      5 YR.         10 YR.         15 YR.         20 YR.         25 YR.          30 YR.
---------------------------------------------------------------------------------------------------------
        200,000        14,700         29,400         44,200         58,900         73,600          88,300
---------------------------------------------------------------------------------------------------------
        250,000        18,600         37,200         55,800         74,400         93,000        111,600
---------------------------------------------------------------------------------------------------------
        300,000        22,500         44,900         67,400         89,900        112,400        134,800
---------------------------------------------------------------------------------------------------------
        350,000        26,300         52,700         79,000        105,400        131,700        158,100
---------------------------------------------------------------------------------------------------------
        400,000        30,200         60,400         90,700        120,900        151,100        181,300
---------------------------------------------------------------------------------------------------------
        450,000        34,100         68,200        102,300        136,400        170,500        204,600
---------------------------------------------------------------------------------------------------------
        500,000        38,000         75,900        113,900        151,900        189,900        227,800
---------------------------------------------------------------------------------------------------------
        550,000        41,800         83,700        125,500        167,400        209,200        251,100
---------------------------------------------------------------------------------------------------------
        600,000        45,700         91,400        137,200        182,900        228,600        274,300
---------------------------------------------------------------------------------------------------------
        650,000        49,600         99,200        148,800        198,400        248,000        297,600
---------------------------------------------------------------------------------------------------------
        700,000        53,500        106,900        160,400        213,900        267,400        320,800
---------------------------------------------------------------------------------------------------------

  Base salary is the only compensation taken into account for the purpose of determining the benefits under the Pension Plan. The salary reflected in the Summary Compensation Table for Mr. Conrad for the last three years is the salary which would have been taken into account had his service terminated on December 31, 1997 with 23 years of service. As of that date, Messrs. Baum, Barr, Bechtel and Konney had fifty-four months, thirty months, forty nine months and forty months of service, respectively.

  Sections 401(a)(17) and 415 of the Code limit, respectively, the amount of compensation which may be used in calculating pension benefits and the maximum amount of annual benefits which may be paid under tax-qualified retirement plans such as the Pension Plan. Quaker State has a Supplemental Excess Retirement Plan which authorizes the payment from general funds of the Company of any benefits calculated under the provisions of the Pension Plan that may be above the limits under these sections.

  The Pension Plan provides that if it is terminated within three years following a change of control (as defined in the Pension Plan) and if upon such termination there exist excess Pension Plan assets, then all active participants in the Pension Plan who are not otherwise vested will become fully vested, and any excess assets will be allocated among all (i) active participants, (ii) retirees who began receiving benefits under the Pension Plan at the time of termination of their employment and (iii) beneficiaries of the foregoing proportionately on the basis of their respective benefits payable under the Pension Plan as of its termination date. This provision of the Pension Plan may not be amended for three years following a change of control.

  Supplemental Retirement Benefits. Mr. Baum will be entitled to monthly severance/retirement payments under certain circumstances as described under "Baum Employment Agreement" above. Any such payments will be subject to reduction in the event Mr. Baum becomes entitled to pension benefits under the Pension Plan.

  At the time of the employment of Mr. Barr, the Company agreed to provide Mr. Barr with monthly supplemental retirement benefits in the event of his retirement at or after age 50 at the request of the Company for reasons other than cause or as a result of mutual agreement between Mr. Barr and the Company. Under the Supplemental Executive Retirement Plan arrangement with Mr. Barr, he will be entitled to receive a supplemental retirement benefit, payable in the form of a single life annuity, which when combined with any pension to which he may be entitled under the Pension Plan, will result in an annual pension benefit of $150,000 should he retire at ages 50 through 54, $200,000 should he retire at age 55 and 50% of base salary (but not less than $200,000) should he retire at or after age 56. Other payment options are available. The supplemental retirement benefits will terminate on the earlier of Mr. Barr's death, his failure during the first three years of his retirement to protect the confidentiality of corporate information or his commencement of employment with a competing organization; provided, however, that the supplemental retirement payments will continue after Mr. Barr's death if the form of payment which Mr. Barr elects so provides. The monthly payments will be actuarially reduced if the form of payment is other than a single life annuity. Under the arrangement, surviving spouse benefits also are available should Mr. Barr die before retirement while employed by the Company. The supplemental retirement benefits payable to Mr. Barr are not subject to reduction during any period when he is receiving severance payments as described under "Barr Employment Arrangement" above.

  Quaker State also has agreed to provide Mr. Bechtel with monthly supplemental retirement benefits in the event of his retirement at or after age 60 at the request of the Company for reasons other than cause or as a result of mutual agreement between Mr. Bechtel and the Company. Under the Supplemental Executive Retirement Plan arrangement with Mr. Bechtel, he will be entitled to receive a supplemental pension, payable in the form of a single life annuity, which, when combined with any pension to which he may be entitled under the Pension Plan and the pension plan of a previous employer, will result in an annual pension benefit of $100,000 prior to age 65, and which, when combined with such pensions and the annual amount of his social security benefits, will result in an annual pension benefit of $100,000 after age 65. The supplemental pension benefits will terminate at his death.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  During 1997, Quaker State retained FCB Advertising, Inc. to provide advertising agency services. FCB Advertising, Inc. is owned by True North Communications, Inc. Ms. Cutler was the Vice Chairman of FCB Advertising, Inc. and a Director of True North Communications, Inc. until December 1997. Quaker State paid FCB Advertising, Inc. $14.85 million for advertising and services in 1997. The Company believes that the rates negotiated for these services are comparable to rates that would be paid for similar services from unrelated third parties.

  Northern Trust Bank of Florida, as trustee under a trust for the benefit of Mr. Ross's three children, leases warehouse and office space in Miami, Florida to the Company. The annual rental for such space is $104,016 plus a portion of the taxes and insurance expense. The lease expires on August 31, 1999 but includes an option to renew through August 31, 2002. Total rent paid in 1997 was $121,504. The Company believes that the rates negotiated under this lease are comparable to rates for similar transactions with unrelated third parties.

  M&O Properties, LP, a limited partnership of which Mr. Myatt owns 70%, leases warehouse space located in Wichita Falls, Texas to the Company. The lease runs until May 31, 2006 with the Company paying the insurance and property taxes on the property. The rent paid during 1997 amounted to $119,482. The Company believes that the rates negotiated under this lease are comparable to rates for similar transactions with unrelated third parties.

  Double M Properties, a limited liability company of which Mr. Myatt owns 50%, also leases warehouse and office space to the Company at various locations in Louisiana, Mississippi, and Arkansas. The rent paid during 1997 amounted to $319,645 plus taxes. The Double M Properties leases were entered into before Quaker State acquired Specialty Oil Company and Westland Oil Company and expire in 2004. The Company believes that the rates negotiated under these leases are comparable to rates for similar transactions with unrelated third parties.

  Westland Oil Company purchases special quality naphthenic lubricant base stocks from Calumet Lubricants Co., of which Mr. Grube is president. The amount of such purchases in 1997 was $709,177. The purchases were made at prices comparable to those paid for naphthenic lubricant base stocks purchased from unrelated parties. During 1997, naphthenic lubricant base stocks were not available at competitive prices under Quaker State's main supply agreement for paraffinic lubricant base stocks.

               ORGANIZATION AND COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

  Mr. Haselton (Chairman), Ms. Cutler, Dr. Gardner and Messrs. Fetterolf and Waxlax were members of the Organization and Compensation Committee during 1997. All members of this Committee are and have been non-employee directors.

  No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Organization and Compensation Committee. During 1997, Quaker State retained FCB Advertising, Inc. to provide advertising agency services. FCB Advertising, Inc. is owned by True North Communications, Inc. Ms. Cutler was the Vice Chairman of FCB Advertising, Inc. and a Director of True North Communications, Inc. until December 1997. Quaker State paid FCB Advertising, Inc. $14.85 million for advertising and services in 1997. The Company believes that the rates negotiated for these services are comparable to rates that would be paid for similar services from unrelated third parties.

               ORGANIZATION AND COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

  The Organization and Compensation Committee (the "Committee") has responsibility for setting the Company's policy with respect to executive compensation. The Committee reviews and approves the base salaries, bonuses, long-term incentive compensation and employee benefits of the Company's executive officers and other key executives.

  Compensation Philosophy. Quaker State's executive compensation program is designed to (a) recognize individual performance through base pay competitive with base pay at other comparably sized companies, (b) reward the collective efforts of the executive management team through highly leveraged variable incentive compensation, (c) provide each executive with an equity stake in the Company, (d) align the efforts of key employees with the goals of the Company's stockholders, (e) link long-term financial security for executives with total stockholder return and outstanding business performance relative to the Company's peers, (f) encourage actions and decisions that add value to the Company and support the Company's business strategy and (g) promote creativity and appropriate risk-taking. Awards under the 1994 Plan and 1997 Long-Term Incentive Program are designed to promote retention and provide significant compensation and incentives for executive officers and other key executives based on the performance of the Company's Stock.

  An independent compensation consultant provides the Committee and Company management with data on compensation at companies of similar size in general industry. The Company generally sets each element of compensation at the median of competitive practice. Typically, the Company does not use competitive compensation data from all of the companies comprising the peer group for the Stockholder Return Performance Graph included in this Proxy Statement.

  1997 CEO Compensation Package. Mr. Baum's Employment Agreement, as amended in 1997, provides for the basic elements of his compensation. For calendar year 1997, Mr. Baum's base salary was increased from $650,000 to $700,000 to make it more consistent with competitive practice, as recommended by the independent compensation consultant. For 1997, Mr. Baum participated in the Company's Annual Incentive Bonus Plan with a target bonus of 60% of his base salary payable upon the achievement of certain performance goals established by the Committee. Mr. Baum's bonus of $243,600 reflected 50% attainment of the goal of improving corporate economic value added ("EVA") by a specified amount, which accounted for 40% of the bonus formula, and 63% attainment of the Earnings Per Share ("EPS") goal, which accounted for the other 60% of the bonus formula (see "Annual Incentive Bonus Plan," below). As a separate element of his incentive compensation, Mr. Baum received a grant, on January 2, 1997, of a non-qualified stock option for the purchase of 100,000 shares of the Company's Stock. This option was granted under the 1994 Plan at the fair market value of $14.00 per share on the date of grant. The option vested immediately and expires ten years from the date of grant. In addition, on January 28, 1997, the Committee awarded Mr. Baum a non-qualified stock option for the purchase of 232,000 shares of the Company's Stock and 805,921 performance units under the 1997 Long-Term Incentive Program. The option was granted at the fair market value of $14.25 per share on the date of grant and vested or will vest, as to one-half the shares granted, on each of December 31, 1997 and December 31, 1998. The option will expire if it has not been exercised before January 29, 2007. The option comprises 60% of Mr. Baum's award under the 1997 Long-Term Incentive Program, and the Performance Units comprise the remaining 40% of the award. The Performance Units will vest if the Company's TSR meets a threshold amount when measured against the average TSR of the Company's Old Peer Group (as defined in the "Stockholder Return Performance Graph" on page 19) for the three-year period ending December 31, 1999 (see "Long-Term Incentive Compensation," below). In accordance with the Committee's policy, Mr. Baum's compensation depends in large measure on improvements in corporate performance and increased stockholder value.

  Annual Incentive Bonus Plan. In 1997, the performance goals established by the Committee for all executive officers were specified increases in EVA and EPS. The maximum bonus as a percent of base salary for each executive was 50% for Messrs. Barr and Conrad, and 45% for Messrs. Bechtel and Konney. For Messrs. Barr, Conrad and Konney, 60% of the bonus formula was based on the EPS goal, and the other 40% was based on the EVA goal. For Mr. Bechtel, 20% of the bonus formula was based on the EPS goal, 50% was based on operating profits in the Lubricants and Lubricant Services segment only and 30% was based on an EVA goal for the Lubricants and Lubricant Services segment only. The performance goals were designed by the Committee to provide cash incentives for improved corporate performance.

  Long-Term Incentive Compensation. Long-term incentive compensation may be granted under Quaker State's 1997 Long-Term Incentive Program. The program was designed to attract and retain outstanding management talent and to help focus management's attention on long-term goals that will lead to the financial success of the Company, while linking rewards to total shareholder return. As part of the program, non-qualified stock options and performance units were granted to each of the named executive officers and other key officers on January 28, 1997. The options were granted under the 1994 Plan at the fair market value of $14.25 per share on the date of grant. The options vest as to one-half of the shares granted on each of December 31, 1997 and December 31, 1998. The options will expire if they have not been exercised on or before January 29, 2007. Options for 109,000, 50,000, 27,000, and 27,000 shares were granted to Messrs. Barr, Conrad, Bechtel and Konney, respectively. These options represent 60% of the awards under the 1997 Long-Term Incentive Program. The other 40% of the awards consists of performance units. Performance units are based on improvement in the Company's TSR over a three-year period compared to the average TSR of the Old Peer Group. Each year a new three-year performance cycle begins. The first cycle began January 1, 1997 and ends December 31, 1999. The number of performance units awarded were 378,947, 174,342, 94,737 and 94,737 to Messrs. Barr, Conrad, Bechtel and Konney, respectively. The award payout ranges from 0% to 150% of the unit value based on achievement of specified levels of improvement of the Company's TSR compared to the Old Peer Group's average TSR. The target for improvement of the Company's TSR over the Old Peer Group's average TSR is a range of 0% to 1%. If the target for improvement is achieved at December 31, 1999, the payout will equal 100% of the performance units awarded, each performance unit will be worth $1.00 and the payout will be $378,947, $174,342, $94,737 and $94,737 to
Messrs. Barr, Conrad, Bechtel and Konney, respectively. In addition, if the target for improvement is achieved at December 31, 1998, the payout will equal 50% of the performance units awarded, and any amount paid at December 31, 1998 will be offset against any amount to be paid at December 31, 1999. See "Long-Term Incentive Awards," above, for further information.

  Share Ownership Requirement. During 1993, the Committee established minimum share ownership goals for Quaker State's executive officers. The goals were revised during 1996. By June 30, 1999, the Chief Executive Officer, the Chief Operating Officer and the Vice Chairman are expected to achieve beneficial ownership of shares of the Company's Stock having a fair market value equivalent to at least two times their annual base salaries ("beneficial ownership" for purposes of these requirements excludes exercisable options and shares purchased in the Company's benefit plans with Company contributions).

The other executive officers are expected to achieve beneficial ownership of shares having a value equal to or greater than their annual base salaries.

  Code Section 162(m). In general, the Committee will set executive compensation with due consideration of the requirements for deductibility under
Section 162(m) of the Code, which may limit the deductibility of annual compensation in excess of $1 million for certain executives. However, under appropriate circumstances and when merited by individual performance, the Committee may authorize compensation that may not be fully deductible by the Company. In recognition of Mr. Baum's contribution to the Company, the Committee has established his compensation at a level at which a portion of his annual compensation may not be deductible under Section 162(m).

  General. The Committee intends to continue to structure the Company's executive compensation so that a significant portion of compensation will be tied to objective standards of corporate performance and increased stockholder value.

Forrest R. Haselton, Chairman                           Thomas A. Gardner
Laurel Cutler                                           Lorne Waxlax
C. Frederick Fetterolf

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

  The following graph compares the cumulative total stockholder returns over the years 1993 through 1997 of (i) the Stock, (ii) the Standard and Poor's 500 Stock Index, (iii) a peer group of companies selected by Quaker State ("Old Peer Group") and (iv) a new peer group of companies selected by Quaker State ("Peer Group"). The performance graph assumes that $100 was invested on January 1, 1993 in the Stock, the index group, the Old Peer Group and the Peer Group, and that all dividends were reinvested.

  The Old Peer Group is composed of certain petroleum refiners and marketers, and certain companies specializing in the marketing of branded consumer products: Ashland Inc., First Brands Corporation, Monro Muffler Brake, Inc., Pennzoil Company, Quaker State, Sun Company, Inc., WD-40 Company, Witco Corporation and Wynn's International, Inc. The Old Peer Group was selected from a group of oil-related and marketing companies. The companies were included in a research report prepared for Quaker State.

  The Peer Group is composed of: Ashland Inc., Ethyl Corporation, First Brands Corporation, Lubrizol Corporation, Monro Muffler Brake, Inc., Pennzoil Company, Quaker State and WD-40 Company. The Peer Group was selected from a group of automotive after-market consumer product companies toward which Quaker State is positioning itself. Wynn's International, Inc. was removed because its market capitalization is smaller than Quaker State's. Sun Company, Inc. was omitted because it had significant refinery interests and Quaker State sold its last remaining oil refinery during 1997. Witco Corporation was deleted because it sold its motor oil business interests in 1997. Lubrizol Corporation and Ethyl Corporation were added to the Peer Group since they have comparable market capitalization and are oil additive companies to which Quaker State is compared by financial analysts.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
         AMONG THE COMPANY, THE S&P 500 STOCK INDEX AND THE PEER GROUP

----------------------------------------------------------------------------------------------------------------------
                             YEAR 1 - 1993     YEAR 2 - 1994      YEAR 3 - 1995      YEAR 4 - 1996      YEAR 5 - 1997
----------------------------------------------------------------------------------------------------------------------
         S&P 500               $110.08            $111.53            $153.45            $188.68            $251.63
----------------------------------------------------------------------------------------------------------------------
      OLD PEER GROUP           $118.90            $115.16            $123.06            $145.68            $189.99
----------------------------------------------------------------------------------------------------------------------
        PEER GROUP             $103.52            $ 94.10            $ 97.78            $115.72            $131.83
----------------------------------------------------------------------------------------------------------------------
 QUAKER STATE CORPORATION      $122.08            $131.39            $123.08            $138.67            $143.65
----------------------------------------------------------------------------------------------------------------------

                                 (PROXY GRAPH)

                                     ITEM 2

                                  APPROVAL OF
                             NON-EMPLOYEE DIRECTOR
                             RESTRICTED STOCK AWARD

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL

  In May 1997, the Board of Directors of Quaker State approved, subject to stockholder approval and determination of an appropriate formula, an award of restricted stock to the eligible non-employee directors in lieu of the Retirement Benefit previously provided. See "Retirement Benefit," above. In February 1998, the Board of Directors approved a formula devised by an independent consulting actuary. The following eight non-employee directors are eligible for this award: Ms. Cutler, Dr. Gardner and Messrs. Carroll, Fetterolf, Grube, Haselton, Ross and Waxlax (the "Eligible Directors").

  THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE NON-EMPLOYEE DIRECTOR RESTRICTED STOCK AWARD. Unless otherwise directed in your proxy, your shares of Stock will be voted FOR approval of the Non-Employee Director Restricted Stock Award.

  The principal features of the Non-Employee Director Restricted Stock Award are summarized below. A copy of the proposed agreement is attached as Appendix A (the "Agreement").

GENERAL

  Among the purposes of the restricted stock award are to retain highly qualified non-employee directors and to provide equity ownership in lieu of a cash retirement benefit, in order to align the interests of directors more closely with those of the Company's stockholders. See the description of the directors' prior retirement benefit under "Retirement Benefit," above.

  The aggregate number of shares which may be issued under the Non-Employee Director Restricted Stock Awards is 67,020 shares, assuming each Eligible Director reaches the Earliest Retirement Date set forth opposite his or her name in the table below, and assuming the Fair Market Value of the Stock on March 17, 1998 was $16.28125.

  If any award is canceled by mutual consent or terminates or expires for any reason without the restrictions having lapsed or if shares of Stock are forfeited pursuant to the restrictions applicable to restricted shares awarded, the shares forfeited will become treasury shares of the Company. The shares of Stock issued under the awards may be either authorized and unissued shares or treasury shares or both.

RESTRICTED SHARES

  Each Eligible Director will receive an award of restricted stock for the number of shares of Stock determined by dividing the amount listed opposite each Eligible Director's name below by 100% of the fair market value of one share of such stock as of the date of grant (i.e., the date the Company's stockholders approve the award). Fair market value is the mean between the highest and lowest sales prices per share of the Stock as quoted in the NYSE-Composite Transactions listing in The Wall Street Journal for the date the award is approved by the Company's stockholders. Restrictions lapse as to all shares upon the Eligible Director's retirement from the Board at or after the date specified opposite each Eligible Director's name below, except that all shares immediately vest upon a change of control of the Company. Restricted shares will be forfeited if the Eligible Director terminates service as a member of the Board of Directors for any reason prior to the date specified opposite the Eligible Director's name below ("Earliest Retirement Date"). The restricted shares are subject to additional restrictions on the right to transfer or encumber the shares while subject to restrictions.

     NAME OF                                            EARLIEST
     ELIGIBLE                                          RETIREMENT
     DIRECTOR                      AMOUNT                DATE
     --------                      -------             ----------
     Leonard M. Carroll            $122,821              5/1/2004
     Laurel Cutler                 $143,898              5/1/1999
     C. Frederick Fetterolf        $163,529              5/1/1999
     Thomas A. Gardner             $164,304              5/1/1998
     F. William Grube              $121,714              5/1/2005
     Forrest R. Haselton           $100,192              5/1/2006
     Raymond A. Ross, Jr.          $128,707              5/1/2002
     Lorne R. Waxlax               $145,930              5/1/2001

  From the date a restricted stock award is effective, the recipient is a stockholder with respect to the restricted shares and will have all the rights of a stockholder with respect thereto, including the right to vote the shares and to receive all dividends and other distributions paid with respect to the shares.

ADDITIONAL RIGHTS IN CERTAIN EVENTS

  Upon the occurrence of a change of control of the Company, as defined in the Agreement, all restrictions applicable to restricted shares awarded will lapse.

POSSIBLE ANTI-TAKEOVER EFFECT

  The provisions of the restricted stock awards providing for the lapse of restrictions applicable to restricted shares upon the occurrence of a change of control could discourage or frustrate an attempt to effect a change of control of the Company.

AWARDS

   As of March 17, 1998, the proposed awards would include the number of shares of Stock set forth opposite each Eligible Directors name below, assuming a fair market value for the Stock at such date of $16.28125.

      Name of Eligible Director                       Number of Shares
      -------------------------                       ----------------
      Leonard M. Carroll                                       7,544
      Laurel Cutler                                            8,839
      C. Frederick Fetterolf                                  10,045
      Thomas A. Gardner                                       10,092
      F. William Grube                                         7,476
      Forrest R. Haselton                                      6,154
      Raymond A. Ross, Jr.                                     7,906
      Lorne R. Waxlax                                          8,964
      All Executive Officers as a Group                            0
       All Other Employees as a Group                              0

  The actual restricted stock awards will be calculated based on the Fair Market Value for the Stock on May 15, 1998, assuming shareholder approval of these awards.

FEDERAL INCOME TAX CONSEQUENCES

  The following is a brief summary of the principal Federal income tax consequences of the award of restricted stock under present law.

  A grantee of restricted shares does not recognize any taxable income for Federal income tax purposes in the year of the award, provided the shares are subject to restrictions (that is, they are nontransferable and subject to a substantial risk of forfeiture). However, a grantee may elect under

Section 83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award, determined without regard to the restrictions. If the grantee does not make a Section 83(b) election, the fair market value of the shares on the date the restrictions lapse is treated as compensation income to the grantee and is taxable in the year the restrictions lapse.

  Other Tax Matters. The lapse of restrictions on restricted shares following the occurrence of a change of control, in certain circumstances, may result in
(i) a 20% Federal excise tax (in addition to Federal income tax) to the recipient on certain payments of the Company's Stock resulting from the lapse of restrictions on restricted shares and (ii) the loss of a compensation deduction which would otherwise be allowable to Quaker State or one of its subsidiaries.

  Except as discussed above, in each instance that an amount is treated as compensation received from restricted shares, Quaker State is entitled to a corresponding deduction in the same amount for compensation paid.

VOTE REQUIRED

  Under Delaware law, the affirmative vote of the holders of a majority of the shares of the Stock present in person or represented by proxy and entitled to vote at the Annual Meeting, a quorum being present, is necessary for the approval of the Non-Employee Director Restricted Stock Award. The aggregate number of shares voted "For", "Against" or "Abstain" is counted for the purpose of determining the minimum number of affirmative votes required, and the total number of shares voted "For" is counted for the purpose of determining whether sufficient votes are received. An abstention from voting on a matter by a stockholder present in person or represented by proxy and entitled to vote has the same legal effect as a vote "Against" the matter.

  THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE NON-EMPLOYEE DIRECTOR RESTRICTED STOCK AWARD. Unless otherwise directed therein, the proxies solicited hereby will be voted FOR the proposed Non-Employee Director Restricted Stock Award.

                                     ITEM 3

                                 APPROVAL OF AN
                                  AMENDMENT TO
                                 THE 1994 PLAN

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL

  The Board of Directors adopted Quaker State's 1994 Plan on December 16, 1993, subject to stockholder approval that was obtained on May 12, 1994. The aggregate number of shares of Stock which could be issued under the 1994 Plan was increased to 1,362,978 by an amendment adopted by the stockholders on May 16, 1996, in order to carry over shares that were authorized for issuance, but not issued, under the 1986 Stock Option Plan, which expired in 1996. On May 16, 1997, the stockholders approved an amendment to the 1994 Plan to increase the total number of shares of Stock which may be issued thereunder by 3,500,000 shares, to eliminate all provisions which permit the repricing of outstanding stock options and to include maximum limits on various types of awards available under the 1994 Plan to comply with Section 162(m) of the Code.

  As of March 17, 1998, 3,398,000 shares are subject to outstanding stock options, 171,297 shares of restricted stock have been issued and are outstanding, 103,645 shares of restricted performance stock have been forfeited due to the non- attainment of performance measures pursuant to the 1994 Long Term Incentive Plan, 16,500 shares have been issued pursuant to stock option exercises and 80,324 shares have been issued upon the lapse of restrictions on restricted stock awarded under the 1994 Plan.

  On February 4, 1998, the Board of Directors, acting on the recommendation of the Committee, approved an amendment to the 1994 Plan to increase the number of shares authorized for issuance thereunder by 2,500,000 shares. With this amendment the total shares authorized for issuance under the 1994 Plan will be 7,362,978 shares. This amendment is subject to approval by the stockholders at the Annual Meeting. The amendment is included as Appendix B.

  THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSED AMENDMENT TO THE 1994 PLAN. Unless otherwise directed in your proxy, your shares of Stock will be voted FOR approval of the amendments to the 1994 Plan.

  The principal features of the 1994 Plan, as approved by the stockholders on May 12, 1994 and as amended on October 25, 1996 and May 16, 1997, are summarized below. A copy of the proposed amendment is attached as Appendix B.

GENERAL

  Among the purposes of the 1994 Plan are to encourage eligible employees of Quaker State and its subsidiaries to increase their efforts to make Quaker State and its subsidiaries more successful, to provide an additional inducement for such employees to remain in the employ of Quaker State and to attract able persons to the Company. Those key employees who share responsibility for the management, growth or protection of the business of the Company or any subsidiary are eligible to be granted stock options and other awards under the 1994 Plan. As of March 17, 1998 there are approximately 224 employees who are eligible to participate in the 1994 Plan.

  The maximum award under the 1994 Plan to any one employee during any calendar year is 350,000 shares and/or $400,000 as a cash payment right. The aggregate number of shares which may be issued under the 1994 Plan and the number that may be granted to any one employee during any calendar year are subject to anti-dilution provisions set forth in the 1994 Plan. No stock options or other awards may be granted under the 1994 Plan after December 15, 2003.

  If any stock option granted under the 1994 Plan is canceled by mutual consent or terminates or expires for any reason without having been exercised in full, the number of shares subject to the stock option will again be available for purposes of the 1994 Plan, except that to the extent that alternative stock appreciation rights granted in conjunction with a stock option under the 1994 Plan are exercised and the related stock option is surrendered, the number of shares available for purposes of the 1994 Plan will be reduced by the number of shares of Stock issued upon exercise of the alternative stock appreciation rights. If shares of Stock are forfeited pursuant to the restrictions applicable to restricted shares awarded under the 1994 Plan, the shares forfeited will not again be available for purposes of the 1994 Plan unless during the period the shares were outstanding the holder received no dividends or other benefits of ownership from the shares. To the extent performance shares are not earned, the shares not earned are again available for purposes of the 1994 Plan.

  The shares of Stock that may be issued under the 1994 Plan may be either authorized and unissued shares or treasury shares or both.

ADMINISTRATION

  The 1994 Plan must be administered by a committee appointed by the Board of Directors and consisting of not fewer than two "non-employee directors," as defined under Rule 16(b)-(3)(b)(3) under the 1934 Act, and the members of the Committee are not eligible to participate in the 1994 Plan. The Committee has been appointed to administer the 1994 Plan.

  The Committee has the power to interpret the 1994 Plan and full authority, in its discretion, to grant awards under the 1994 Plan and to determine the employees to whom awards will be granted and the number of shares to be covered by each award.

STOCK OPTIONS

  The Committee has authority, in its discretion, to grant incentive stock options (stock options qualifying under Section 422 of the Code), nonstatutory stock options (stock options not qualifying under Section 422 or 423 of the Code) or both types of stock options (but not in tandem). The Committee may grant alternative stock appreciation rights in conjunction with incentive stock options or nonstatutory stock options and may grant cash payment rights in conjunction with nonstatutory stock options.

  The exercise price for each stock option is such price as the Committee, in its discretion, determines, but shall not be less than 100% of the fair market value of the Stock on the date of grant of the stock option. Fair market value for all purposes under the 1994 Plan is the mean between the highest and lowest sales prices per share of the Stock as quoted in the NYSE-Composite Transactions listing in The Wall Street Journal for the date on which fair market value is determined. On March 17, 1998, the fair market value of a share of the Stock, as so computed, was $16.28125.

  Each stock option is exercisable at such time or times as the Committee, in its discretion, determines, except that no stock option will be exercisable after the expiration of ten years from the date of grant. A stock option to the extent exercisable at any time may be exercised in whole or in part.

  Unless the Committee, in its discretion, otherwise determines, the option price for each stock option will be payable in full in cash at the time of exercise; however, in lieu of cash, the person exercising the stock option may pay the option price in whole or in part with Stock.

  For incentive stock options, the aggregate fair market value (determined on the date of grant) of the shares with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year may not exceed $100,000.

  No outstanding stock option granted under the 1994 Plan may be amended to change the exercise price of such option from the exercise price provided for the stock option on the date of grant, and no stock option may be surrendered in exchange for the grant of a new stock option at a different exercise price.

  Unless the Committee, in its discretion, otherwise determines: (i) no stock option granted under the 1994 Plan will be transferable other than by will or by the laws of descent and distribution and (ii) a stock option may be exercised during an optionee's lifetime only by the optionee.

  Alternative stock appreciation rights. Alternative stock appreciation rights granted in conjunction with an incentive stock option may only be granted at the time of the stock option grant. Alternative stock appreciation rights granted in conjunction with a nonstatutory stock option may be granted either at the time the stock option is granted or at any time during the term of the stock option.

  Alternative stock appreciation rights are exercisable to the extent that the related stock option is exercisable. An alternative stock appreciation right entitles the optionee to surrender the related stock option or any portion thereof without exercising the stock option and to receive that number of shares of Stock having an aggregate fair market value on the date of exercise of the alternative stock appreciation right equal to the excess of the fair market value of one share of Stock on such date over the exercise price per share times the number of shares covered by the stock option or portion thereof which is surrendered. Alternative stock appreciation rights granted under the 1994 Plan may not be settled in cash.

  Cash payment rights. Cash payment rights granted in conjunction with a nonstatutory stock option entitle the person who is entitled to exercise the stock option, upon exercise of the stock option or any portion thereof, to receive cash (in addition to the shares of Stock to be received upon exercise of the stock option) equal to a percentage (not greater than 100% as determined by the Committee) of the excess of the fair market value of a share of Stock on the date of exercise over the exercise price per share, multiplied by the number of shares covered by the stock option, or portion thereof, which is exercised. Cash payment rights may be used by the Committee to provide funds to the option holder to pay the income taxes payable upon exercise of a nonstatutory stock option (See "Federal Income Taxes -- Nonstatutory Stock Options," below).

  General -- Subject to the foregoing and the other provisions of the 1994 Plan, stock options granted under the 1994 Plan may be exercised at such times and in such amounts and be subject to such restrictions and other terms and conditions, if any, as are determined by the Committee, in its discretion.

RESTRICTED SHARES

  The Committee may award shares of Stock which are subject to such restrictions (including restrictions on the right to transfer or encumber the shares while subject to restrictions) as the Committee may impose thereon and be subject to forfeiture if certain events (which may, in the discretion of the Committee, include termination of employment and/or performance-based events) specified by the Committee occur prior to the lapse of the restrictions.

  The Committee, in its discretion, may determine that dividends and other distributions on restricted shares will not be paid to the holder until the lapse or termination of the applicable restrictions. From the date a restricted share award is effective, however, the holder is a stockholder with respect to the restricted shares and will have all the rights of a stockholder with respect to the shares, including the right to vote the shares and to receive all dividends and other distributions paid with respect to the shares, subject only to the preceding sentence and the other restrictions imposed by the Committee.

PERFORMANCE SHARES

  The Committee may award performance shares which will entitle the recipient to receive up to the number of shares of Stock covered by the award at the end of, or at a specified time or times during, a specified award period contingent upon the extent to which one or more predetermined performance targets are satisfied during the award period. The performance target or targets may vary for different award periods and need not be the same for each recipient of an award for an award period. At any time prior to the end of an award period, the Committee may adjust downward (but not upward) the performance target or targets as a result of major events unforeseen at the time of the award. The Committee, in its discretion, may determine that recipients are entitled to any dividends or other distributions that would have been paid on earned performance shares had the shares been outstanding during the period from the award to the delivery of the performance shares.

OTHER SHARES.

  The Committee, in its discretion, may from time to time make other awards of shares of Stock under the 1994 Plan as an inducement to the recipient to enter into employment with the Company, in recognition of the contribution of the recipient to the performance of the Company, in recognition of the recipient's individual performance or on the basis of such other factors as the Committee may deem relevant.

ADDITIONAL RIGHTS IN CERTAIN EVENTS

  The 1994 Plan provides for certain additional rights upon the occurrence of one or more events related to the ownership or continued existence of the Company ("Change-of-Control Events"), as defined in the 1994 Plan.

  If any Change-of-Control Event occurs, unless the Committee in its discretion otherwise determines (i) all outstanding stock options will become immediately and fully exercisable, (ii) all stock options held by an optionee whose employment terminates within one year of any Change-of-Control Event for any reason other than voluntary termination with the consent of the Company or any subsidiary, severance under the Company's Severance Pay Plan for Salaried and Hourly Non- Union Employees, retirement under any retirement plan of the Company or any subsidiary, or death will be exercisable for a period of three years from the date of such termination of employment, but in no event after the expiration date of the stock option, (iii) all restrictions applicable to restricted shares awarded under the 1994 Plan will lapse and (iv) all performance shares awarded under the 1994 Plan will be deemed to have been fully earned as of the date of the Change-of-Control Event, regardless of the attainment or non-attainment of any performance target.

POSSIBLE ANTI-TAKEOVER EFFECT

  The provisions of the 1994 Plan providing for the acceleration of the exercise date of stock options, the lapse of restrictions applicable to restricted shares and the deemed earn-out of performance shares upon the occurrence of a Change-of-Control Event, and for the extension of the period during which stock options may be exercised upon termination of employment following a Change-of-Control Event, could discourage or frustrate an attempt to effect a change of control of the Company.

MISCELLANEOUS

  The Board of Directors may amend or terminate the 1994 Plan at any time, provided that, without stockholder approval, no amendment of the 1994 Plan may
(i) increase the total number of shares which may be issued under the 1994 Plan, (ii) increase the maximum number of shares as to which stock options may be granted and as to which shares may be awarded under the 1994 Plan to any one employee during any calendar year, (iii) materially increase the benefits accruing under the 1994 Plan to persons subject to the provisions of Section 16(b) of the 1934 Act, (iv) materially modify the requirements as to eligibility for participation in the 1994 Plan by persons subject to the provisions of Section 16(b), (v) make any changes in the class of employees eligible to receive incentive stock options or (vi) extend the duration of the 1994 Plan. No amendment or termination of the 1994 Plan may, without the written consent of the holder of an outstanding grant or award under the 1994 Plan, adversely affect the rights of such holder with respect thereto.

  The Committee may accept the cancellation of outstanding stock options in return for the grant of new stock options for the same or a different number of shares at the same exercise price or the contribution or surrender of restricted shares for restricted shares with different restrictions.

POTENTIAL GRANTS UNDER THE 1994 PLAN

   Assuming the 1997 Long Term Incentive Program is continued, no grants, other than grants under the 1997 Long Term Incentive Program are made to the named executive officers, and only stock options are granted to employees, then the following grants of stock options may be made by the Committee from the 2,500,000 shares over the life of the 1994 Plan subject to stockholder approval of this amendment:

Name and Position                                           Number of Shares
-----------------                                           ----------------
Herbert M. Baum, Chairman and CEO                                473,759
John D. Barr, President and COO                                  222,585
Charles F. Bechtel, Vice President                                55,135
  and President, Quaker State Lubricants
Conrad A. Conrad, Vice Chairman & CFO                            102,103
Paul E. Konney, Senior Vice President,                            55,135
  General Counsel and Secretary
All Executive Officers as a Group                                908,717
All Non-Executive Directors as a
  Group                                                                0
All Other Employees as a Group                                 1,591,283

FEDERAL INCOME TAX CONSEQUENCES

  The following is a brief summary of the principal Federal income tax consequences of the grant and exercise of stock options and other awards under present law.

  Incentive Stock Options. An optionee does not recognize any taxable income for Federal income tax purposes upon receipt of an incentive stock option or, generally, upon the exercise of an incentive stock option. The exercise of an incentive stock option generally will result in an increase in an optionee's taxable income for alternative minimum tax purposes.

  If an optionee exercises an incentive stock option and does not dispose of the shares received in a subsequent "disqualifying disposition" (generally, a sale, gift or other disposition within two years after the date of grant of the incentive stock option or within one year after the option is exercised and the shares are issued to the optionee), upon disposition of the shares any amount realized in excess of the optionee's tax basis in the shares disposed of is treated as a long-term capital gain, and any loss is treated as a long-term capital loss. In the event of a "disqualifying disposition," the difference between the fair market value of the shares received on the date of exercise and the exercise price (limited, in the case of a taxable sale or exchange, to the excess of the amount realized upon disposition over the optionee's tax basis in the shares) is treated as compensation received by the optionee and is taxable in the year of disposition. Any additional gain is taxable as a capital gain and any loss as a capital loss, which is long-term or short-term depending on whether the shares were held for more than one year. Under proposed regulations, special rules apply in determining the compensation income recognized upon a "disqualifying disposition" if the option price of the incentive stock option is paid in shares of the Company's Stock or, in certain limited circumstances, if the optionee is subject to Section 16(b) of the 1934 Act. If shares of Stock received upon the prior exercise of an incentive stock option are transferred to the Company in payment of the option price of an incentive stock option within either of the periods referred to above, the transfer is considered a "disqualifying disposition" of the shares transferred, but, under proposed regulations, only compensation income determined as described above, and no capital gain or loss, is recognized.

  If the employment of an optionee terminates, any incentive stock option held by the optionee that is not terminated will be converted into a nonstatutory stock option, with the tax consequences described below, if it is not exercised within three months from the date of termination (or one year from the date of termination if the optionee is disabled).

  Neither Quaker State nor any of its subsidiaries is entitled to a deduction for compensation paid with respect to shares received by an optionee upon exercise of an incentive stock option and not disposed of in a "disqualifying disposition." If an amount is treated as compensation received by an optionee because of a "disqualifying disposition," Quaker State or one of its subsidiaries generally is entitled to a corresponding deduction in the same amount for compensation paid.

  Nonstatutory Stock Options. An optionee does not recognize any taxable income for Federal income tax purposes upon receipt of a nonstatutory stock option.

  Upon the exercise of a nonstatutory stock option with cash, the amount by which the fair market value of the shares received, determined as of the date of exercise, exceeds the exercise price is generally treated as compensation received in the year of exercise.

  If the exercise price of a nonstatutory stock option is paid in whole or in part in shares of the Company's Stock, no income, gain or loss is recognized on the receipt of shares equal in value on the date of exercise to the shares delivered in payment of the option price. The fair market value of the remainder of the shares received upon exercise of the nonstatutory stock option, determined as of the date of exercise, less the amount of cash, if any, paid upon exercise is generally treated as compensation income received on the date of exercise.

  Optionees who are subject to Section 16(b) of the 1934 Act are subject to a special Federal income tax rule upon the exercise of a nonstatutory stock option (i) if the exercise is within six months of the date of grant or (ii) in the event the fair market value of the shares acquired is less than the exercise price on the date of exercise. In these situations, unless an election provided for in Section 83(b) of the Code is made to be taxed as of the date of exercise, the amount taxable as provided above is determined instead as of the date of expiration of the period following exercise during which the sale of the shares received could subject the optionee to liability under Section 16(b) (the "Section 16(b) Restriction Period"). The "fair market value" of shares, as used in this discussion of Federal income tax consequences, is determined without regard to the fact that the optionee is a person subject to Section 16(b).

  Alternative stock appreciation rights. An optionee does not recognize any taxable income for Federal income tax purposes upon receipt of alternative stock appreciation rights. Upon the exercise of alternative stock appreciation rights, the fair market value of the shares received, determined as of the date of exercise, and any cash received in lieu of a fraction of a share, is generally treated as compensation received in the year of exercise. For optionees who are subject to Section 16(b) of the 1934 Act, the amount taxable as provided above is determined instead as of the date of expiration of the Section 16(b) Restriction Period if the exercise of alternative stock appreciation rights is within six months of the date of grant unless an election provided for in Section 83(b) of the Code is made to be taxed as of the date of exercise.

  Cash Payment Rights. An optionee does not recognize any taxable income for Federal income tax purposes upon receipt of cash payment rights. Any cash received in payment of cash payment rights is treated as compensation received in the year in which the related stock option is exercised.

  Restricted Shares. A recipient of restricted shares, including restricted performance shares, does not recognize any taxable income for Federal income tax purposes in the year of the award, provided the shares are subject to restrictions (that is, they are nontransferable and subject to a substantial risk of forfeiture). If a recipient is subject to Section 16(b) of the 1934 Act on the date of the award, the shares generally are deemed to be subject to restrictions (in addition to the restrictions imposed by the award) for at least six months following the date of the award. However, a recipient may elect under Section 83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award, determined without regard to the restrictions. If the recipient does not make a Section 83(b) election, the fair market value of the shares on the date the restrictions lapse is treated as compensation income to the recipient and is taxable in the year the restrictions lapse.

  Performance and Other Shares. A recipient of performance shares does not recognize any taxable income for Federal income tax purposes upon receipt of the award. Any shares of the Company's Stock or cash received pursuant to the award of performance shares or award of other shares are treated as compensation income received generally in the year in which the shares are received. If the grantee is subject to Section 16(b) of the 1934 Act on the date of receipt, the recipient generally will not recognize compensation income until the expiration of six months from the date of receipt, unless the recipient makes an election under Section 83(b) of the Code to recognize compensation income on the date of receipt. In each case, the amount of compensation income is the fair market value of the shares on the date compensation income is recognized.

  Other Tax Matters. The acceleration of the exercise date of a stock option or the exercise of a stock option, the lapse of restrictions on restricted shares or the deemed earn-out of performance shares following the occurrence of a Change-of-Control Event, in certain circumstances, may result in (i) a 20% Federal excise tax (in addition to Federal income tax) to the optionee or recipient on certain amounts associated with the stock option and certain payments of the Company's Stock resulting from such lapse of restrictions on restricted shares or deemed earn-out of performance shares and (ii) the loss of a compensation deduction which would otherwise be allowable to Quaker State or one of its subsidiaries.

  In each instance that an amount is treated as compensation received from nonstatutory stock options, alternative stock appreciation rights, cash payment rights, restricted shares, performance shares and other share awards, Quaker State or one of its subsidiaries generally is entitled to a corresponding deduction in the same amount for compensation paid. However, under Section 162(m) of the Code, Quaker State or one of its subsidiaries may lose a compensation deduction, which would otherwise be allowable, for all or a part of the compensation paid in the form of (i) restricted shares other than restricted performance shares, (ii) performance shares or (iii) other share awards, to any employee if, as of the close of the tax year, the employee is the Chief Executive Officer of the Company or is among the four most highly compensated officers for that tax year (other than the Chief Executive Officer) for whom total compensation is required to be reported to stockholders under the 1934 Act, if the total compensation paid to such employee exceeds $1,000,000.

VOTE REQUIRED

  Under Delaware law, the affirmative vote of the holders of a majority of the shares of the Stock present in person or represented by proxy and entitled to vote at the Annual Meeting, a quorum being present, is necessary for the approval of the adoption of the amendment to the 1994 Plan. The aggregate number of shares voted "For", "Against" or "Abstain" is counted for the purpose of determining the minimum number of affirmative votes required, and the total number of shares voted "For" is counted for the purpose of determining whether sufficient votes are received. An abstention from voting on a matter by a stockholder present in person or represented by proxy and entitled to vote has the same legal effect as a vote "Against" the matter.

  THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSED AMENDMENT TO THE 1994 PLAN. Unless otherwise directed therein, the proxies solicited hereby will be voted FOR the proposed amendment to the 1994 Plan.

                                     ITEM 4

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL

  The Board of Directors has appointed Coopers & Lybrand L.L.P. as independent accountants to audit the financial statements of Quaker State and its subsidiaries for the year 1998. Coopers & Lybrand L.L.P. has audited the financial statements of the Company and its subsidiaries since the Company was organized in 1931. Representatives of Coopers & Lybrand L.L.P. will be present at the Annual Meeting, will have the opportunity to make a statement if they choose to do so and will be available to respond to appropriate questions.

  Coopers & Lybrand L.L.P. has advised Quaker State that no member of its firm has any direct or material indirect financial interest in Quaker State or any of its subsidiaries.

VOTE REQUIRED

  Under Delaware law, the affirmative vote of the holders of a majority of the shares of the Stock present in person or represented by proxy and entitled to vote at the Annual Meeting, a quorum being present, is required for the ratification of the appointment of Coopers & Lybrand L.L.P. The aggregate number of shares voted "For", "Against" or "Abstain" is counted for the purpose of determining the minimum number of affirmative votes required, and the total number of shares voted "For" is counted for the purpose of determining whether sufficient votes are received. An abstention from voting on this matter by a stockholder present in person or represented by proxy and entitled to vote has the same legal effect as a vote "Against" the matter.

  THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. Unless otherwise directed in your proxy, your shares of Stock will be voted FOR the ratification of the appointment of Coopers & Lybrand L.L.P. as the Company's independent accountants for the year 1998. In the event the stockholders fail to ratify the appointment, the Board will reconsider its selection of independent accountants.

                                 OTHER MATTERS

  The Board of Directors knows of no other matter to be voted upon at the Annual Meeting. Should other matters properly come before the meeting or any adjournment thereof, the proxy holders will vote upon such matters in accordance with their best judgment.

                            EXPENSES OF SOLICITATION

  The Company will bear the cost of this solicitation. In addition to solicitation by mail, the Company will request banks, brokers and other custodian nominees and fiduciaries to supply proxy material to the beneficial owners of Stock and will reimburse them for their expenses in so doing.
Certain directors, officers and other employees of the Company, not specifically employed for this purpose, may solicit proxies, without additional remuneration therefor, by personal interview, mail, telephone, facsimile or other electronic means. Quaker State has engaged ChaseMellon Shareholder Services, L.L.C. ("Chase") to assist in the solicitation of proxies. Chase has advised Quaker State that Chase's services will include contacting brokers, banks, nominees and individual holders of record owning large numbers of shares. Chase's fees (estimated at $4,500) and expenses will be paid by Quaker State.

                           1999 STOCKHOLDER PROPOSALS

  A proposal submitted by a stockholder for the regular Annual Meeting to be held in 1999 must be received by the Secretary, Quaker State Corporation, 225 East John Carpenter Freeway, Irving, Texas 75062 on or prior to November 26, 1998 in order to be eligible to be included in the Company's Proxy Statement for that meeting. Under the Company's Bylaws, proposals by stockholders of director nominees or business to be considered at the 1999 Annual Meeting that are not submitted for possible inclusion in the Proxy Statement for that meeting must be received by the Secretary at the above address between February 14 and March 16, 1999.

                                         By Order of the Board of Directors,

                                         Paul E. Konney,
                                         Senior Vice President, General
                                         Counsel and Secretary



Irving, Texas
March 27, 1998

                                   APPENDIX A

             NON-EMPLOYEE DIRECTOR RESTRICTED SHARE AGREEMENT FORM


         QUAKER STATE CORPORATION, a Delaware corporation (the "Corporation") and _________________ (the "Grantee"), a non-employee director of the Corporation, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, agree as follows:

          1.     RESTRICTED SHARE AWARD.

         The Corporation hereby confirms the award to the Grantee on May 17, 1998 (the "Award Date") of ________________ (_______) shares of the
Corporation's Capital Stock, par value $1.00 per share (the "Restricted Shares"), under and subject to the terms and conditions of this Agreement. This Award is specifically made subject to the filing and declaration of effectiveness of a valid registration statement for such shares with the Securities Exchange Commission and the approval of a listing application for such shares on the New York Stock Exchange, Inc. and Pacific Exchange, Inc.

         As of the Award Date and until the date of forfeiture, if any, the Grantee shall have all the rights of a stockholder with respect to the Restricted Shares, including the right to vote the Restricted Shares and to receive all dividends and other distributions paid with respect to the Restricted Shares.

         As of the Award Date, certificates representing the Restricted Shares will be issued in the name of the Grantee and held by the Corporation in escrow until the earlier of the forfeiture of the Restricted Shares to the Corporation or the lapse of the restrictions set forth in Section 3(A), below, with respect to the Restricted Shares. The Grantee shall execute and deliver to the Corporation a blank stock power in form acceptable to the Corporation with respect to each certificate representing the Restricted Shares. Upon the lapse of the restrictions applicable to the Restricted Shares, the Corporation shall deliver to the Grantee a certificate representing unrestricted shares. Upon the forfeiture of the Restricted Shares, the certificate representing the Restricted Shares shall be canceled and such shares shall thereupon be forfeited by the Grantee.

         2.      ACCEPTANCE OF RESTRICTED SHARE AWARD.

         The Grantee accepts the Restricted Share Award confirmed by this Agreement, as said agreement may be amended from time to time; provided, however, that no alteration or amendment of the Restricted Share Award will, without the written consent of the Grantee, adversely affect the rights of the Grantee with respect to the Restricted Shares.

         Grantee acknowledges, by acceptance of this Award, that any benefits granted under that certain Retirement Letter Agreement dated ________ (the "Retirement Letter Agreement") have been relinquished and that the Retirement Letter Agreement itself has been cancelled and is of no further effect.

          3.     RESTRICTIONS.

         (A)     The following restrictions shall apply to the Restricted
                 Shares:

                 (i) none of the Restricted Shares may be sold, assigned, transferred, pledged or otherwise encumbered or disposed of during the Restricted Period (as hereinafter defined in Section 4); and

                 (ii) the Restricted Shares shall be forfeited during the Restricted Period on the date of termination of the Grantee's service on the Board of Directors of the

                          Corporation for any reason prior to the date specified in Section 4(A) below, except as provided in Section 4(B);

          (B) Any attempt to dispose of Restricted Shares in a manner contrary to the restrictions set forth in this Agreement shall be null, void, and ineffective. Upon the lapse of the restrictions set forth in this Section 3, or as provided in
                 Section 4 of this Agreement, the Restricted Shares shall no longer be considered Restricted Shares for purposes of this Agreement.

          4.     RESTRICTED PERIOD.

                 (A) The restrictions set forth in Section 3 shall apply for a period (the "Restricted Period") from the Award Date through any date on or after _______________ at which the Grantee ceases to serve as a member of the Board of Directors of the Corporation.

                 (B) Notwithstanding the foregoing, the restrictions set forth in Section 3 shall lapse as to all Restricted Shares in the event that the Grantee's service as a member of the Board of Directors of the Corporation is terminated during the Restricted Period on account of a Change of Control of the Corporation, as defined in Section 12.

          5.     TAXES.

         The Grantee may elect to have any tax obligation at the time of the award of or the lapse of restrictions on the Restricted Shares satisfied by the Corporation purchasing shares of Capital Stock the Grantee would otherwise receive or by tendering already-owned shares of Capital Stock to the Corporation, such shares shall be valued on the date of receipt by the Corporate Secretary of the Corporation at the average of the high and low prices of the Corporation's Capital Stock as reported under "New York Stock Exchange Composite Transactions" on said date by The Wall Street Journal. In the event the date of receipt is not a trading day on the New York Stock Exchange, then the shares shall be valued as of the next trading day.

          6.     INTERPRETATION OF AGREEMENT.

         Any dispute or disagreement which arises under or in any way relates to the interpretation or construction of this Agreement will be resolved by the Corporation's Organization and Compensation Committee (the "Committee") without participation by the Grantee if a member of the Committee, and the decision of the Committee will be final, binding, and conclusive for all purposes.

          7.     EFFECT OF AGREEMENT ON RIGHTS OF COMPANY AND GRANTEE.

         This Agreement does not confer any right on the Grantee to continue as a member of the Corporation's Board of Directors ("Board").

          8.     BINDING EFFECT.

         This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Corporation, and the legal representatives, heirs, beneficiaries and legatees of the Grantee.

          9.     ENTIRE AGREEMENT.

         This Agreement constitutes the entire agreement between the Corporation and the Grantee with respect to the subject matter herein and supersedes all prior agreements and understandings, oral or written, between the Corporation and the Grantee with respect to the subject matter hereof.

         10.     AMENDMENT.

         This Agreement may be amended only by a written instrument signed by the Corporation and the Grantee.

         11.     SECTION HEADINGS.

         The Section Headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of any of the provisions of this Agreement.

         12.     DEFINITIONS.

         For purposes of this Agreement, the following terms shall have the following meanings:

                 (1) The term "Person" shall have the meaning set forth in Sections 13(d) and 14(d) of the 1934 Act as in effect on the effective date of this Agreement.

                 (2) "Beneficial Ownership" shall be determined as provided in Rule 13d-3 under the 1934 Act as in effect on the effective date of this Agreement.

                 (3) A specified percentage of "Voting Power" of a company shall mean such number of the Voting Shares as shall enable the holders thereof to cast such percentage of all the votes which could be cast in an annual election of directors (without consideration of the rights of any class of stock other than the common stock of the company to elect directors by a separate class vote); and "Voting Shares" shall mean all securities of a company entitling the holders thereof to vote in an annual election of directors (without consideration of the rights of any class of stock other than the common stock of the company to elect directors by a separate class vote).

                 (4) "Tender Offer" shall mean a tender offer or exchange offer to acquire securities of the Corporation (other than such an offer made by the Corporation or any subsidiary), whether or not such offer is approved or opposed by the Board.

                 (5) "Continuing Directors" shall mean a director of the Corporation who either (a) was a director of the Corporation on the effective date of this Agreement or (b) is an individual whose election, or nomination for election, as a director of the Corporation was approved by a vote of at least two-thirds of the directors then still in office who were Continuing Directors (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Corporation which would be subject to Rule 14a-11 under the 1934 Act, or any successor rule).

                 (6) "Change of Control" shall mean the date upon which any of the following events occurs:

                          (a) The Corporation acquires actual knowledge that any Person other than the Corporation, a subsidiary or any employee benefit plan(s) sponsored by the Corporation or a subsidiary has acquired the Beneficial Ownership, directly or indirectly, of securities of the Corporation entitling such Person to 30% or more of the Voting Power of the Corporation; or

                          (b) A Tender Offer is made to acquire securities of the Corporation entitling the holders thereof to 30% or more of the Voting Power of the Corporation; or

                          (c) A solicitation subject to Rule 14a-11 under the 1934 Act (or any successor rule) relating to the election or removal of 50% or more of the members of the

                 Board or any class of the Board shall be made by any person other than the Corporation, or less than 51% of the members of the Board shall be Continuing Directors; or

                          (d) The stockholders of the Corporation shall approve a merger, consolidation, share exchange, division or sale or other disposition of assets of the Corporation as a result of which the stockholders of the Corporation immediately prior to such transaction shall not hold, directly or indirectly, immediately following such transaction a majority of the Voting Power of (i) in the case of a merger or consolidation, the surviving or resulting corporation, (ii) in the case of a share exchange, the acquiring corporation or
                 (iii) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the transaction, holds more than 10% of the consolidated assets of the Corporation immediately prior to the transaction;

         provided, however, that if (i) securities beneficially owned by the Grantee are included in determining the Beneficial Ownership of a Person referred to in paragraph 6(a) of this Section 12, (ii) the Grantee is required to be named pursuant to Item 2 of the Schedule 14D-1 (or any similar successor filing requirement) required to be filed by the bidder making a Tender Offer referred to in paragraph 6(b) of this Section 12 or (iii) the Grantee is a "144 participant" as defined in Instruction 3 to Item 4 of Schedule 14A under the 1934 Act (or any successor rule) in a solicitation (other than a solicitation by the Corporation) referred to in paragraph 6(c) of this Section 12, then no Change of Control with respect to the Grantee shall be deemed to have occurred by reason of such event.

         13.     GOVERNING LAW.

         THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OF CONFLICT OF LAWS.

                                   APPENDIX B

                             THIRD AMENDMENT TO THE
                            QUAKER STATE CORPORATION
                           1994 STOCK INCENTIVE PLAN

         This Third Amendment made by Quaker State Corporation (the "Corporation") is effective as of May 15, 1998.

                                  WITNESSETH:

         WHEREAS, the Corporation established the Quaker State Corporation 1994 Stock Incentive Plan on May 12, 1994 (the "Plan"); and

         WHEREAS, the Plan may be amended in accordance with SECTION 11 thereof; and

         WHEREAS, the Corporation wishes to amend the Plan to increase the number of shares available for grant under the Plan;

         NOW, THEREFORE, under the powers retained by the Corporation's Board of Directors under SECTION 11 of the Plan and pursuant to the authorization of the Board of Directors granted on February 4, 1998, the Corporation hereby amends, subject to shareholder approval of this amendment, the Plan as follows:

1. Section 3, SHARES AVAILABLE UNDER THE PLAN, is hereby amended by deleting "4,862,978 shares" from the second line thereof and substituting the following in lieu thereof: "7,362,978 shares".

2. In all other respects, the provisions of the Plan are hereby ratified and confirmed and shall continue in full force and effect. In order to continue to set forth all provisions of the Plan in a single document, the changes made by this Third Amendment may be incorporated into a restatement of the Plan.

                            QUAKER STATE CORPORATION

   SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS

                            QUAKER STATE HEADQUARTERS
                         225 EAST JOHN CARPENTER FREEWAY
                               IRVING, TEXAS 75062
                    FRIDAY, MAY 15, 1998 - 1:00 P.M., C.D.T.

          The undersigned stockholder of Quaker State Corporation (the "Corporation") does hereby appoint Herbert M. Baum and Leonard M. Carroll,
P    or each of them acting individually, as proxies of the undersigned to vote
R    at the Annual Meeting of Stockholders of the Corporation to be held May 15,
O    1998 (the "Annual Meeting"), and at all adjournments thereof, all the
X    shares of Capital Stock of the Corporation which the undersigned may be
Y entitled to vote, on the matters set out on the reverse side of this card as described in the Proxy Statement and, at their discretion, on any other business which may properly come before the Annual Meeting.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" ITEMS 1, 2, 3 AND 4.


                 (Continued and to be signed, on the other side)

                            * FOLD AND DETACH HERE *




THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 AND 4.

                                                                   Please mark
                                                                  your votes as
                                                                  indicated in
                                                                  this example

                                                                        X


Item 1-  The election of the following thirteen individuals as Directors:

John D. Barr, Herbert M. Baum, Leonard M. Carroll, Conrad A. Conrad, J. Taylor Crandall, Laurel Cutler, C. Frederick Fetterolf, F. William Grube, Forrest R. Haselton, Kenneth Lee, L. David Myatt, Raymond A. Ross, Jr., and Lorne R. Waxlax. A vote FOR includes discretionary authority to vote for a substitute nominee if any of the nominees listed becomes unable to serve or for good cause will not serve.

    FOR all nominees                         WITHHOLD
  listed to the right                        AUTHORITY
(except as marked to the               to vote for all nominees
        contrary                         listed to the right

          [ ]                                    [ ]

(To withhold authority to vote for any individual nominee, print that nominee's name on the line below.)


--------------------------------------------------------------------------------

Item 2- To approve an award of restricted stock to certain non-employee directors in lieu of retirement benefits previously provided.

                   FOR             AGAINST             ABSTAIN

                   [ ]               [ ]                  [ ]

Item 3- To approve an amendment to the 1994 Stock Incentive Plan to authorize an additional 2,500,000 shares of the Corporation's Capital Stock for issuance under the Plan.

                   FOR             AGAINST             ABSTAIN

                   [ ]               [ ]                  [ ]


Item 4- The ratification of the appointment of Coopers & Lybrand L.L.P. as independent accountants for 1998.

                   FOR             AGAINST             ABSTAIN

                   [ ]               [ ]                  [ ]


The signer hereby revokes all previous proxies for the Annual Meeting; acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, both dated March 27, 1998, the Annual Report to Stockholders for 1997 and the 1997 Form 10-K; and hereby ratifies all that the said proxies may do by virtue hereof.









SIGNATURE
          ---------------------------------------------------------------------

SIGNATURE
          ---------------------------------------------------------------------

DATE
     --------------------------------------------------------------------------


Please date and sign exactly as your name appears hereon and return in the enclosed envelope. If acting as attorney, executor, administrator, guardian or trustee, please so indicate with your full title when signing. If a corporation, please sign in full corporate name, by duly authorized officer. If shares are held jointly, each stockholder named should sign.

                            * FOLD AND DETACH HERE *